UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Eastman Kodak Company
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2023 ANNUAL MEETING
AND PROXY STATEMENT
Date of Notice: April 5, 2023
EASTMAN KODAK COMPANY
343 STATE STREET
ROCHESTER, NEW YORK 14650

PROPOSAL 2
Proposal 2 - Advisory Vote to Approve the Compensation of our Named Executive Officers	43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Security Ownership of More Than 5% of the Company’s Shares	44
Beneficial Security Ownership of Directors, Nominees and Executive Officers	46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Interested Transactions	47
PRINCIPAL ACCOUNTING FEES AND SERVICES
Audit and Non-Audit Fees	50
Policy Regarding Pre-Approval of Services Provided by our Independent Accountants	50
PROPOSAL 3
Proposal 3 – Ratification of the Audit and Finance Committee’s Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm	51

CAUTIONARY NOTE:
This proxy statement includes "forward–looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward–looking statements include statements concerning Eastman Kodak Company’s plans, objectives, goals, strategies, future events, and business trends and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “intends,” “believes,” “continues,” “goals,” “targets,” “ongoing,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward–looking statements. All forward–looking statements are based upon our current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in or implied by such forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in our Annual Report on Form 10-K under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and in other filings we make with the Securities and Exchange Commission (SEC) from time to time.
Future events and other factors may cause our actual results to differ materially from the forward–looking statements. All forward–looking statements attributable to us or persons acting on our behalf apply only as of the date of this proxy statement and are expressly qualified in their entirety by the cautionary statements included or referenced in this document. We undertake no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

April 5, 2023
Dear Shareholder:
You are cordially invited to attend our Annual Meeting of Shareholders on Wednesday, May 17, 2023 at 1:00 p.m. Eastern Time. The Annual Meeting will be conducted as a virtual meeting of shareholders by means of a live webcast. We believe hosting a virtual meeting enables greater shareholder attendance and participation from any location. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting meetnow.global/MXP95AC and entering the 15-digit control number on your proxy card or Notice of Internet Availability of Proxy Materials. There is no physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. For additional information regarding procedures for attending the Annual Meeting, see “What do I need to do to participate in the Annual Meeting?” in the accompanying Proxy Statement.
Whether or not you will participate in the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone or by mailing a proxy card (if you have requested and received a printed copy of the proxy materials) or voting instruction form. We encourage you to use the internet, as it is the most cost-effective way to vote. Even if you have voted by internet, telephone or proxy card, you may still vote online if you participate in the virtual meeting. We would like to take this opportunity to remind you that your vote is very important.
Sincerely,

James V. Continenza
Executive Chairman and Chief Executive Officer
Eastman Kodak Company   |   343 State Street   |   Rochester, NY   |   14650

NOTICE OF THE 2023 ANNUAL MEETING OF SHAREHOLDERS
The 2023 Annual Meeting of Shareholders (Annual Meeting) of Eastman Kodak Company will be held on Wednesday, May 17, 2023 at 1:00 p.m. Eastern Time, virtually via a live webcast at meetnow.global/MXP95AC. To attend the Annual Meeting, you will need your 15-digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials. For additional information regarding procedures for attending the Annual Meeting, see “What do I need to do to participate in the Annual Meeting?” in the accompanying Proxy Statement. We are asking our shareholders to vote on the following proposals at the Annual Meeting:

1.	Election of the seven director nominees named in the Proxy Statement for a term of one year or until their successors are duly elected and qualified.
2.	Advisory vote to approve the compensation of our named executive officers.
3.	Ratification of the Audit and Finance Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm.
4.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.
If you held your shares at the close of business on March 23, 2023, you are entitled to vote at the Annual Meeting.
We follow the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to their shareholders over the internet. These rules allow us to provide you with the information you need, while lowering the cost of delivery.
If you have any questions about the Annual Meeting, please contact: Shareholder Services, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0235, (585) 724-4053, e-mail: shareholderservices@kodak.com.
By Order of the Board of Directors

Roger W. Byrd
General Counsel, Secretary and Senior Vice President
Eastman Kodak Company
April 5, 2023

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 17, 2023:
The Notice of the 2023 Annual Meeting and Proxy Statement and 2022 Annual Report on Form 10-K are available at www.envisionreports.com/KODK.

PROXY STATEMENT
QUESTIONS & ANSWERS
Q.	Why am I receiving these proxy materials?
A.
Our Board of Directors (the Board) is providing these proxy materials to you on the internet, or has delivered printed versions to you by mail if requested, in connection with the 2023 Annual Meeting of Shareholders (the Annual Meeting) of Eastman Kodak Company (the Company), which will take place on Wednesday, May 17, 2023 at 1:00 p.m. Eastern Time. We are holding the Annual Meeting virtually by means of a live webcast. By visiting meetnow.global/MXP95AC, you will be able to attend the Annual Meeting online, vote your shares, and submit your questions during the meeting via the internet. There will not be a physical meeting location, and you will not be able to attend in-person. Please note that if you hold your shares in “street name” through a bank, broker or other nominee, you must contact your bank, broker or other nominee to obtain a legal proxy, and register in advance with Computershare to attend and vote at the Annual Meeting. Please see “How do I register to participate in the Annual Meeting?” below. As a shareholder, you are invited to attend the Annual Meeting online and are entitled and requested to vote on the proposals described in this Proxy Statement. We are making these proxy materials available to you on April 5, 2023.

Q.	What is included in these proxy materials?
A.	These proxy materials include:
•	Notice of the Annual Meeting and Proxy Statement; and
•	Our 2022 Annual Report on Form 10-K.
If you received printed versions of the proxy materials by mail, these proxy materials also include a proxy card.
Q.	What am I voting on?
A.
The Board is soliciting your proxy in connection with the Annual Meeting to be held on Wednesday, May 17, 2023 at 1:00 p.m. Eastern Time, and any adjournment or postponement thereof. You are voting on the following proposals:

1.	Election of the seven director nominees named in this Proxy Statement for a term of one year or until their successors are duly elected and qualified.
2.	Advisory vote to approve the compensation of our named executive officers.
3.	Ratification of the Audit and Finance Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm.
The Board recommends you vote FOR each of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3.
Q.	Will any other matters be voted on?
A.
We are not aware of any other matters that shareholders will be asked to vote on at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the named proxies, James V. Continenza and Roger W. Byrd, will vote for you on such matter in their discretion. New Jersey law (under which the Company is incorporated) requires you be given notice of all matters to be voted on, other than procedural matters such as adjournment of the Annual Meeting.

Q.	Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A.
We follow the SEC’s “e-proxy” rules that allow public companies to furnish proxy materials to shareholders over the internet. The “e-proxy” rules remove the requirement for public companies to automatically send shareholders a full, printed copy of proxy materials. We mailed the Notice of Internet Availability to many of our shareholders on April 5, 2023.

The Notice of Internet Availability provides instructions on how to:
•	View our proxy materials for the Annual Meeting on the internet and vote; and
•	Request a printed copy of the proxy materials.
In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of mailing documents to you.
Q.	Why didn’t I receive a notice in the mail about the internet availability of the proxy materials?
A.
We are providing some of our shareholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the Notice of Internet Availability.

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In addition, we are providing the Notice of Internet Availability by e-mail to those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where the proxy materials are available.
Q.	Where can I view the proxy materials on the internet?
A.
We are making this Proxy Statement and voting instructions available to shareholders on April 5, 2023, at www.edocumentview.com/KODK. We are also making our 2022 Annual Report on Form 10-K available at the same time and by the same method. The 2022 Annual Report on Form 10-K is not a part of the proxy solicitation material and is not incorporated herein by reference.

Q.	How can I receive a printed copy of the proxy materials?
A.	Shareholder of Record. You may request a printed copy of the proxy materials by any of the following methods:
•	Telephone: call toll-free at 1-866-641-4276;
•	Internet at www.envisionreports.com/KODK; or
•
E-mail at investorvote@computershare.com. Reference “Proxy Materials Eastman Kodak Company” in the subject line. In the message, include your full name and address, the 15-digit control number located in the shaded bar on the Notice of Internet Availability/proxy card, and state that you want to receive a paper copy of current and/or future meeting materials.

To facilitate timely delivery, your request must be received by May 8, 2023.
Beneficial Owner. You may request a printed copy of the proxy materials by following the instructions provided to you by your bank, broker or other nominee.
Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A.
Most of our shareholders hold their shares in “street name” through a bank, broker or other nominee (beneficial owner) rather than directly in their own name (shareholder of record). As summarized below, there are some distinctions between shareholders of record and beneficial owners.

Shareholder of Record. If your shares are registered in your name with our transfer agent, Computershare, you are considered the shareholder of record of these shares, and we are making these proxy materials available directly to you. As a shareholder of record, you have the right to give your voting proxy to our management or a third party, or to vote electronically via the internet at the Annual Meeting.
Beneficial Owner. If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, broker or nominee is making these proxy materials available to you together with a voting instruction form. As the beneficial owner, you have the right to direct your bank, broker or nominee on how to vote your shares. Your bank, broker or nominee has enclosed or provided voting instructions for you to use in directing the bank, broker or nominee on how to vote your shares. You are also invited to participate in the Annual Meeting; however; you may not attend the Annual Meeting as a shareholder unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares and register in advance with Computershare. For more information, see “How do I register to participate in the Annual Meeting” below.
Q.	How do I vote?
A.	Shareholder of Record. If you are a shareholder of record, there are four ways to vote:
•	By internet at www.envisionreports.com/KODK. We encourage you to vote this way.
•	By touch tone telephone: within the U.S.A., U.S. territories and Canada, call toll-free at 1-800-652-VOTE
(8683); or outside the U.S.A., U.S. territories and Canada, call collect at 1-781-575-2300.
•	By completing and mailing your proxy card (if you requested and received a printed copy of the proxy materials).
•	By using the electronic voting options included as part of the live webcast during the Annual Meeting at meetnow.global/MXP95AC.
Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting.
Beneficial Owner. If you are a beneficial owner, please follow the voting instructions sent to you by your bank, broker or nominee.
Whether you are a shareholder of record or a beneficial owner, your shares will be voted as you indicate.
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Q.	What happens if I do not give specific voting instructions?
A.	Shareholder of Record. If you are a shareholder of record and you:
•	Indicate when voting on the internet or by telephone that you wish to vote as recommended by our Board; or
•	Sign and return a proxy card without giving specific voting instructions, then the named proxies, James V. Continenza and Roger W. Byrd, will vote your shares in the manner recommended by our Board (i.e., FOR each of the director nominees named in Proposal 1 and FOR Proposals 2 and 3) and in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner. If you do not provide your bank, broker or nominee with specific voting instructions, or if you do not obtain a legal proxy that gives you the right to vote the shares electronically via the internet at the Annual Meeting, your shares will not be voted or counted with respect to Proposals 1 and 2, which are non-routine proposals. Your bank, broker or nominee has discretionary authority to vote your uninstructed shares with respect to Proposal 3, which is a routine proposal. Uninstructed shares with respect to non-routine proposals (Proposals 1 and 2) for which your bank, broker or nominee does not have discretionary authority are known as “broker non-votes.”
Q.	Who can vote?
A.
You must be a shareholder of record or a beneficial owner as of the close of business on March 23, 2023, the record date for the Annual Meeting, to be eligible to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Holders of 5.0% Series C Convertible Preferred Stock (Series C preferred stock) are entitled to vote upon all matters upon which holders of common stock have the right to vote, and at the Annual Meeting are entitled to the number of votes equal to 10 times the number of full shares of Series C preferred stock outstanding at the record date. Such votes will be counted together with shares of common stock and not separately as a class.

Q.	How can I change my vote or revoke my proxy?
A.	Shareholder of Record. If you are a shareholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:
•	Entering a new vote by internet or telephone;
•	Returning a timely, properly completed, later-dated proxy card; or
•	Sending a timely, written notification of revocation to Roger W. Byrd, Secretary, at our principal executive office.
Shareholders who participate in the Annual Meeting and who have not voted their shares prior to the Annual Meeting or who wish to change their vote will be able to vote their shares electronically via the internet at the Annual Meeting while the polls are open. Attending the meeting without voting during the meeting will not, by itself, revoke a previously submitted proxy unless you specifically request your prior proxy be revoked. Only your latest, properly submitted vote will be counted.
Beneficial Owner. If you are a beneficial owner, please follow the voting instructions provided by your bank, broker or nominee.
Q.	What vote is required to approve each proposal?
A.	The following table describes the voting requirements for each proposal:
Proposal 1 – Election of Directors
As set forth in our By-laws, the Board has adopted a majority voting standard for uncontested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected at the Annual Meeting, the 2023 election of directors is an uncontested election.
To be elected in an uncontested election, a director nominee must be elected by a majority of the votes cast with respect to that director nominee. A majority of the votes cast means that the number of votes cast FOR a nominee’s election must exceed the number of votes cast AGAINST the nominee’s election. Each nominee receiving more votes FOR his or her election than votes AGAINST his or her election will be elected.

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Proposal 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers
To be approved, this proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting by holders entitled to vote thereon. However, because this is an advisory vote, the results of the vote are not binding on the Board or our Compensation, Nominating and Governance Committee who value the opinions expressed by our shareholders in their votes on this proposal. The outcome of the vote will be taken under advisement by the Board and the Compensation, Nominating and Governance Committee in future consideration and development of our compensation practices.

Proposal 3 – Ratification of the Audit and Finance Committee’s Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm	To be approved, this proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting by holders entitled to vote thereon.
Q.	How are votes counted?
A.
For Proposal 1, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. In tabulating the voting results for the election of directors, only votes “FOR” and “AGAINST” will impact the outcome of the vote. For Proposal 1, abstentions are not counted and will not impact the outcome of the vote. Broker non-votes are not counted and will not impact the outcome of the vote.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to Proposals 2 and 3. In tabulating the voting results for these proposals, “FOR” and “AGAINST” votes are counted. For Proposals 2 and 3, abstentions are not counted and will not impact the outcome of the vote. With respect to Proposal 2, broker non-votes are not counted and will not impact the outcome of the vote. A bank, broker or nominee will have discretionary authority to vote on Proposal 3 relating to the ratification of the selection of our independent registered public accounting firm. Since brokers have authority to vote on behalf of beneficial owners with respect to Proposal 3, there will be no broker non-votes for Proposal 3.
Q.	Who will count the vote?
A.	Computershare will count the votes. A representative from Computershare will serve as the inspector of election.
Q.	Who can attend the virtual Annual Meeting?
A.
If you held your shares as of the close of business on March 23, 2023, the record date for the Annual Meeting, you may attend the virtual Annual Meeting and electronically vote on the proposals for consideration at the Annual Meeting. Beneficial owners holding shares in “street name” must register in advance to attend the Annual Meeting. See “How do I register to participate in the Annual Meeting?” below.

Q.	What do I need to do to participate in the Annual Meeting?
A.
We will conduct the Annual Meeting as a virtual meeting of shareholders by means of a live webcast. We aim to provide shareholders the same rights and comparable opportunities for participation that have been historically provided at our in-person annual meetings.

You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the record date or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held, and you will not be able to attend the Annual Meeting in person.
Shareholders will be able to attend the Annual Meeting online and submit questions during the meeting by visiting meetnow.global/MXP95AC. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to review the information included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. You will need to enter the 15-digit control number on your proxy card or Notice of Internet Availability.
If you are a Beneficial Owner, you must register in advance using the instructions below.
The online Annual Meeting will begin promptly at 1:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check-in process. Please follow the registration instructions as outlined in this Proxy Statement.
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Q.	How do I register to participate in the Annual Meeting?
A.
If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the Notice of Internet Availability or proxy card you received.

If you are a Beneficial Owner holding your shares through an intermediary, such as a bank, broker or other nominee, you must obtain a legal proxy from your bank, broker or nominee and register in advance to attend the Annual Meeting virtually on the internet. To register to attend the Annual Meeting online by webcast you must submit proof of your legal proxy obtained from your bank, broker or other nominee, reflecting your Kodak holdings along with your name and e-mail address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 12, 2023.
You will receive a confirmation of your registration by e-mail after Computershare receives your registration materials.
Requests for registration should be directed to the following:
By e-mail:
Forward the e-mail from your bank, broker or other nominee or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail:
Computershare
Eastman Kodak Company Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Q.	How can I ask questions during the Annual Meeting?
A.
Shareholders participating in the Annual Meeting may, after entering the 15-digit control number on your proxy card or Notice of Internet Availability, submit questions during the Annual Meeting. We will answer questions submitted during the Annual Meeting that are pertinent to meeting matters and that comply with the meeting rules of conduct, as time permits.

Q.	What if I have trouble accessing the Annual Meeting virtually?
A.
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

Q.	What is the quorum requirement of the Annual Meeting?
A.
The holders of shares entitled to cast a majority of the votes on March 23, 2023, will constitute a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. On March 23, 2023, there were 79,340,439 shares of our common stock outstanding and 1,096,797 shares of our Series C preferred stock outstanding. As of the record date, each share of Series C preferred stock is entitled to 10 votes. Accordingly, holders entitled to cast 45,154,205 votes will constitute a quorum for the Annual Meeting.

Q.	Where can I find the voting results of the Annual Meeting?
A.
We intend to announce preliminary voting results at the Annual Meeting and disclose final results in a Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final results are not available at such time, the Form 8-K will disclose preliminary results, to be followed with an amended Form 8-K when final results are available.

Q.	What is the procedure to nominate someone to the Board in 2024?
A.
Our By-laws provide that any shareholder can nominate a person for election to the Board so long as the shareholder follows the procedure outlined in our By-laws as summarized below. This is the procedure to be followed for direct nominations, as opposed to recommendations of nominees for consideration by our Compensation, Nominating and Governance Committee. The complete description of the procedure for shareholder nominations of director candidates is contained in our By-laws. You can request a copy of the full text of this By-law provision by writing to our Secretary at our principal executive offices. Our By-laws can also be accessed at https://investor.kodak.com/corporate-governance/supporting-documents.

For purposes of summarizing this procedure, we have assumed: 1) the date of the upcoming annual meeting is within 30 days of the anniversary of the annual meeting for the previous year and 2) if the size of the Board is to be increased, that both the name of the director nominee and the size of the increased Board are publicly disclosed at least 100 days prior to
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the first anniversary of the previous year’s annual meeting. Based on these assumptions, a shareholder desiring to nominate one or more candidates for election at the next annual meeting must deliver written notice of such nomination to our Secretary, at our principal executive office, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. The deadline to nominate a person for election to the Board at the Annual Meeting has passed. For our 2024 Annual Meeting of Shareholders (the 2024 Annual Meeting), notice of nomination must be delivered to our Secretary no earlier than January 18, 2024 and no later than February 17, 2024.
The written notice to our Secretary must contain the following information with respect to each nominee: 1) the proposing shareholder’s name and address; 2) the number of shares owned of record and beneficially by the proposing shareholder; 3) the name of the person to be nominated; 4) the number of shares owned of record and beneficially by the nominee; 5) a description of all relationships, arrangements and understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; 6) such other information regarding the nominee as would have been required to be included in the proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board, such as the nominee’s name, age and business experience; and 7) the nominee’s signed consent to serve as a director if so elected.
Persons nominated in accordance with this procedure will be eligible for election as directors at the 2024 Annual Meeting.
In addition to satisfying the advance notice requirements under our By-laws and Rule 14a-8 of the Securities Exchange Act of 1934, as amended (Exchange Act), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.
Q.	What is the deadline to propose actions for inclusion in our 2024 Proxy Statement?
A.
For a shareholder proposal to be considered for inclusion in our proxy statement for the 2024 Annual Meeting, the Secretary must receive the written proposal at our principal executive office no later than the close of business on December 7, 2023. Proposals received after this date will be considered untimely. Proposals must comply with SEC regulations under Rule 14a-8 of the Exchange Act, regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Secretary
Eastman Kodak Company
343 State Street
Rochester, NY 14650-0224
Q.	What is the deadline to propose actions for consideration at the 2024 Annual Meeting?
A.
For a shareholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the shareholder must provide the information required by our By-laws and give timely notice to the Secretary in accordance with our By-laws, which, in general, require that the notice be received by the Secretary:

•	No earlier than the close of business on January 18, 2024; and
•	No later than the close of business on February 17, 2024.
If the date of the shareholder meeting is moved more than 30 days before or 30 days after the anniversary of the 2023 Annual Meeting, then notice of a shareholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the anniversary of the 2023 Annual Meeting and no later than the close of business on the later of the following two dates:
•	90 days prior to the meeting; and
•	10 days after public announcement of the meeting date.
You may contact our Secretary at our principal executive office for a copy of the relevant By-law provisions regarding the requirements for shareholder proposals. Our By-laws can also be accessed at https://investor.kodak.com/corporate-governance/supporting-documents.
Q.	Who will pay the cost of this proxy solicitation?
A.
We will bear all costs related to this proxy solicitation. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of shares for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to such beneficial owners. Our directors, officers and employees may also solicit proxies and voting instructions in person, by telephone or by other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with these solicitations.

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Q.	What other information about us is available?
A.	The following information is available on our website at https://investor.kodak.com/corporate-governance/supporting-documents:
•	Corporate Responsibility Principles
•	Corporate Governance Guidelines
•	Business Conduct Guide
•	Eastman Kodak Company Certificate of Incorporation and By-laws
•	Charters of the Board’s Committees (Audit and Finance Committee and Compensation, Nominating and Governance Committee)
•	Directors’ Code of Conduct
•	Board of Directors Policy on Recoupment of Executive Bonuses in the Event of Certain Restatements
•	Majority Vote Policy
•	Anti-Hedging and Pledging Policy
•	Related Party Transactions Policy and Procedures
•	Compensation, Nominating and Governance Committee Policy on Equity Awards
•	Corporate Political Contributions and Expenditures Policy
You may request printed copies of any of these documents by contacting:
Shareholder Services
Eastman Kodak Company
343 State Street
Rochester, NY 14650-0235
(585) 724-4053
E-mail: shareholderservices@kodak.com
The address of our principal executive office is:
Eastman Kodak Company
343 State Street
Rochester, NY 14650
HOUSEHOLDING OF DISCLOSURE DOCUMENTS
We are sending a Notice of Internet Availability or set of proxy materials to each shareholder of record. This year, we have elected not to take advantage of the SEC’s householding rules that allow us to deliver a single set of the Notice of Internet Availability or proxy materials to shareholders of record who share the same address. If you are a beneficial owner, your bank, broker or other nominee may continue to send a single set of the Notice of Internet Availability or proxy materials to your household. Please contact your bank, broker or other nominee if you wish to adjust your preferences regarding the delivery of the Notice of Internet Availability or proxy materials.
PRINTED COPY OF 2022 ANNUAL REPORT ON FORM 10-K
Our 2022 Annual Report on Form 10-K is available on our website at https://investor.kodak.com/financials.cfm. We will provide you, without charge, upon request, a printed copy of our 2022 Annual Report on Form 10-K. To receive a printed copy of the 2022 Annual Report on Form 10-K, please contact:
Shareholder Services
Eastman Kodak Company
343 State Street
Rochester, NY 14650-0235
(585) 724-4053
E-mail: shareholderservices@kodak.com
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PROPOSAL 1
PROPOSAL 1 – ELECTION OF DIRECTORS
Our By-laws require us to have at least five but no more than 13 directors. The number of directors, which is set by the Board, is currently seven. Mr. Continenza, our Executive Chairman and Chief Executive Officer, is the only director who is an employee of the Company.
The following directors are standing for re-election, having been elected at the 2022 Annual Meeting of Shareholders (2022 Annual Meeting), and have been recommended for nomination by the Compensation, Nominating and Governance Committee: James V. Continenza, B. Thomas Golisano, Philippe D. Katz, Kathleen B. Lynch, Jason New, Darren L. Richman and Michael E. Sileck, Jr. All nominees have consented to serve if elected.
Mr. Richman has served on the Board since April 2021 and is a designee of Kennedy Lewis Investment Management LLC (KLIM). In connection with debt financing we obtained from Kennedy Lewis Capital Partners Master Fund LP (KLIM Fund I) and Kennedy Lewis Capital Partners Master Fund II LP (KLIM Fund II and, collectively with KLIM Fund I, the KLIM Lenders) pursuant to the Credit Agreement among the Company, the KLIM Lenders, as lenders, and Alter Domus (US) LLC, as administrative agent (the Term Loan Credit Agreement), we agreed to appoint an individual designated by KLIM as a Board member at or prior to the 2021 Annual Meeting. KLIM has the right to nominate one director at each subsequent shareholder meeting until the earlier to occur of (i) February 26, 2024 or (ii) KLIM affiliated funds ceasing to hold at least 50% of the original principal amount of the term loans and commitments under the Term Loan Credit Agreement. Until KLIM affiliated funds cease to hold at least 50% of the original principal amount of the term loans and commitments under the Term Loan Credit Agreement, at any time that KLIM’s designated director is not serving on the Board, KLIM will have the right to designate a non-voting observer to the Board.
Mr. Golisano is a nominee designated in connection with the Series C Preferred Stock Purchase Agreement (the Series C Purchase Agreement) dated as of February 26, 2021, between the Company and GO EK Ventures IV, LLC (GO EK Ventures), whereby GO EK Ventures has the contractual right to nominate one director to the Board. This nomination right expires on February 26, 2024. Following February 26, 2024, if dividends on the Series C preferred stock are in arrears for six or more consecutive or non-consecutive dividend periods, GO EK Ventures will be entitled to nominate one director at the next annual shareholder meeting and all subsequent shareholder meetings until all accumulated dividends on such Series C preferred stock have been paid in full in the form of additional shares of Series C preferred stock or the liquidation preference has been increased by the amount of any unpaid dividends, at which time any such director serving on the Board shall resign. The foregoing nomination rights will automatically terminate upon GO EK Ventures ceasing to directly or indirectly hold at least a majority of the shares of the Series C preferred stock purchased or the common stock received upon the conversion of such shares. Such nomination rights are exclusive to GO EK Ventures and do not transfer with the Series C preferred stock.
If elected, all of the nominees for director will serve a one-year term or until their successors are duly elected and qualified. Information about the director nominees is provided in the section entitled “Board of Directors and Corporate Governance” in this Proxy Statement. If a nominee is unable to stand for election, the Board may reduce the number of directors or choose a substitute. If the Board chooses a substitute, the shares represented by proxies will be voted for the substitute. If a director retires, resigns, dies or is unable to serve for any reason, the Board may reduce the number of directors or elect a new director to fill the vacancy.
Director nominees are elected by a majority of votes cast. Each director nominee who receives more “FOR” than “AGAINST” votes cast for his or her election will be elected. If a director nominee receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, the Board will decide whether to accept the irrevocable letter of resignation the nominee submitted as a condition of being nominated to the Board in accordance with our Majority Vote Policy.
The Board of Directors recommends a vote FOR the election of each of the director nominees.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
DIRECTOR NOMINEES
The Compensation, Nominating and Governance Committee and the Board seek to ensure the Board is composed of members who bring an appropriate mix of skills and experience across a variety of disciplines, including strategic planning, organizational management, technology, corporate finance, mergers and acquisitions, marketing, digital technologies, public policy, economics, executive compensation, risk management, international operations, corporate governance and internal controls, each of which is an important area of responsibility for the Board and its committees.
The Board and the Compensation, Nominating and Governance Committee believe each of the director nominees possesses important experience and skills that provide the Board with an optimal balance of leadership, competencies and qualifications in areas that are important to our company. Each of our director nominees has high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his or her skills and abilities to aid the long-term interests of our shareholders.
In addition to the biographical information in each director nominee’s profile below, the Board and the Compensation, Nominating and Governance Committee considered the listed Key Experience, Skills and other Qualifications in its evaluation and determination to nominate each director for re-election.
JAMES V. CONTINENZA	Director since April 2013, Chairman since September 2013, Executive Chairman since February 2019 , and Chief Executive Officer since July 2020
James V. Continenza, age 60, leads the transformation of Kodak as Executive Chairman and Chief Executive Officer. He was appointed by the Board as Executive Chairman in February 2019 and as Chief Executive Officer in July 2020. Mr. Continenza joined the Board of Kodak in April 2013 and became Chairman of the Board in September 2013. Mr. Continenza served as the Chairman and Chief Executive Officer of Vivial Inc., a privately held marketing technology and communications company from September 2012 through June 2021, and served as Chairman and Chief Executive Officer of Vivial Media LLC, a portion of Vivial Inc. remaining after a partial sale, from June 2021 to January 2022. He has also held leadership roles at STi Prepaid, LLC, a telecommunications company; Anchor Glass Container Corp., a leading manufacturer of glass containers; Teligent, Inc., a provider of communications services including voice, data, and internet access; Lucent Technologies Product Finance, a global leader in telecom equipment; and AT&T Inc., a telecommunications company.

In addition to his management experience, Mr. Continenza serves and has served on the board of directors of a number of public and private companies. Mr. Continenza served on the boards of directors of NII Holdings, Inc. (Nasdaq: NIHD), the holding company for Nextel Brazil, a wireless communication services provider, from August 2015 to August 2019. Among other private company boards, Mr. Continenza currently serves on the board of directors of Wildcat Discovery Technologies, Inc. (“Wildcat”), a private technology company that uses proprietary methods to research and develop new battery materials. Mr. Continenza was appointed to the board of Wildcat as the Company’s designee in connection with the Company’s purchase of preferred securities of Wildcat.

Previously, Mr. Continenza served on the boards of directors of Datasite LLC (formerly known as Merrill Corporation) from July 2013 to December 2020 and Cenveo Corporation, an industry leader in transformative publishing solutions, from September 2018 to September 2022.

Key Experience, Skills and other Qualifications:
Mr. Continenza brings a proven track record of guiding leading technology companies through transformations. Mr. Continenza has extensive experience in the management and governance of a wide range of companies, including technology companies, with a particular focus on companies that have undergone significant corporate restructuring. He brings to the Board valuable expertise in technology, marketing, operations, strategic planning, mergers and acquisitions, and executive compensation. In addition, Mr. Continenza brings corporate governance and risk management expertise to the Board through his past and current executive positions and service as a board member of diverse companies.

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B. THOMAS GOLISANO	Director since May 2021
B. Thomas Golisano, age 81, is an entrepreneur, philanthropist and founder of Paychex, Inc. (Nasdaq: PAYX), a provider of human resource, payroll, and benefits outsourcing services for small- to medium-sized businesses. Mr. Golisano founded Paychex in 1971 and served as its President and Chief Executive Officer until October 2004 and Chairman of the Board until December 2021. Since April 2016, Mr. Golisano has served on the board of directors of Twinlab Consolidated Holdings, Inc. (OTC.PK: TLCC), a marketer, distributor, and direct-to-consumer retailer of branded nutritional supplements and other natural products. He is also an investor and member of the board of directors of numerous private companies, including Botkeeper, Inc., Ouiby, Inc., Cognivue, Inc., and Greenlight Networks, Inc. Mr. Golisano is the founder and member of the board of trustees of the B. Thomas Golisano Foundation.

Key Experience, Skills and other Qualifications:
Mr. Golisano brings to the Board substantial executive leadership experience, including as the founder and chair of a large public company.
PHILIPPE D. KATZ	Director since February 2019
Philippe D. Katz, age 61, has been a partner of the private investment firm United Equities Commodities Company since February 1995. Mr. Katz has been a director and officer of Momar Corp., a private investment firm, since May 2010, a partner of Marneu Holding Company, a privately held investment company, since February 2007, and a director and officer of 111 John Realty Corp., a property management company, since December 1995. In addition, Mr. Katz is a managing member of K.F. Investors LLC, a privately held investment company, a position he has held since March 2007. Mr. Katz has served on the board of directors of Berkshire Bancorp, Inc. since June 2013. Mr. Katz served as an observer to our Board from September 2013 to February 2019.

Key Experience, Skills and other Qualifications:
Mr. Katz has extensive experience in investing, finance and corporate strategy. Mr. Katz brings to the Board knowledge of capital markets, risk management and corporate finance, all of which are considered important to our business.

KATHLEEN B. LYNCH	Director since May 2021
Kathleen B. Lynch, age 57, served as the Chief Operating Officer and Group Managing Director of UBS Wealth Management Americas and UBS Americas Holding LLC, an intermediate holding company for the U.S. based subsidiaries of UBS Group AG, a global wealth manager and financial services firm, from February 2013 until May 2018. Prior to that she served twenty-five years at Merrill Lynch/Bank of America in a variety of leadership positions in global markets and investment banking and global research. Ms. Lynch has served on the board of directors of UBS Americas Holding LLC since July 2016, where she serves on the audit & finance committee and risk committee. From April 2017 until March 2022, Ms. Lynch served on the board of directors of Depository Trust & Clearing Corporation (DTCC), the premier post-trade market infrastructure for the world’s financial markets.

Key Experience, Skills and other Qualifications:
In addition to governance and board service as a skill set, Ms. Lynch brings to the Board extensive skills, leadership and deep expertise in strategy execution and development, risk and talent management and regulatory matters. Her leadership experience is across a diverse set of businesses including wealth management, operations, technology and global markets. She has held global, regional, and business responsibilities throughout her career, overseeing major transformation initiatives, business integration efforts and implementation of digital strategy and platforms. She brings a strong focus on the full spectrum of risk types in crisis management.

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JASON NEW	Director since September 2013
Jason New, age 54, is the Co-Founder and Managing Partner of NovaWulf Digital Management, LP, an investment fund formed in 2021. Mr. New oversees the firm’s portfolio construction, research, legal and regulatory review, deal origination and execution. Previously, Mr. New served as Co-CEO of Onex Credit, the credit investing arm of Onex Corporation (Onex) from April 2020 to December 2021. Prior to joining Onex, Mr. New was the Senior Managing Director of The Blackstone Group L.P., a global investment and advisory firm, and the Head of Special Situation Investing for GSO Capital Partners LP (GSO), a credit-oriented alternative asset manager, having served in such positions from 2005 until December 2019. Before joining GSO in 2005, Mr. New was a senior member of Credit Suisse’s distressed finance group. Mr. New joined Credit Suisse in 2000 when it acquired Donaldson, Lufkin & Jenrette (DLJ), where he was a member of DLJ’s restructuring group. Prior to joining DLJ in 1999, he was an associate with the law firm Sidley Austin LLP, where he practiced in the firm’s corporate reorganization group.

Mr. New has served on the board of directors of several public companies, including TeraWulf Inc. (Nasdaq: WULF), a digital asset technology company with a core business of sustainable bitcoin mining, where he has served since November 2021.

Key Experience, Skills and other Qualifications:
Mr. New has significant expertise in investment strategies and opportunities, with a particular focus on companies that have experienced distressed economic conditions or are in various stages of restructuring. He brings to the Board skills in developing creative financial solutions and strategies, which are critical to our ability to sustain growth and profitability as a manufacturing company in a competitive environment. Mr. New is highly experienced in complex financial and investment transactions. He also has a legal background, which is useful in the governance and risk management issues facing our company.

DARREN L. RICHMAN	Director since April 2021
Darren L. Richman, age 51, is the Co-Founder and a Managing Member of Kennedy Lewis Investment Management LLC (KLIM), an investment adviser, and a Managing Member of funds managed by KLIM, having served in those positions since November 2017. Mr. Richman was a Senior Managing Director with Blackstone from 2006 to 2016 where he focused on special situation and opportunistic investments, and he sat on the Investment Committee for GSO Capital Partner’s opportunistic credit funds and special situation funds. Before joining GSO Capital Partners, Mr. Richman was a Founding Member of DiMaio Ahmad Capital, where he was the Co-Head of its Investment Research Team, from 2003 to 2006. Previously, Mr. Richman was a Vice President and Senior Special Situations Analyst at Goldman Sachs, from 1999 to 2003. Mr. Richman began his career with Deloitte & Touche, ultimately serving as a Manager in the firm’s Mergers and Acquisitions Services Group, from 1994 to 1999. He was formerly a Certified Public Accountant and a Member of the American Institute of Certified Public Accountants.

Mr. Richman has also served on the boards of directors of several public and private companies and not-for-profit organizations. From October 2020 through November 2022, Mr. Richman served on the board of directors of F45 Training Holdings Inc. (NYSE:FXLV), a fitness franchisor focused on creating a leading global fitness training and lifestyle brand. Mr. Richman also currently serves on the board of directors of Outward Bound USA, and on the executive board of directors of the New York University Stern School of Business.

Key Experience, Skills and other Qualifications:
Mr. Richman brings to the Board valuable financial, accounting and investment experience. In particular, the Board values Mr. Richman’s knowledge, expertise and experience with respect to special situation and opportunistic investments.

MICHAEL E. SILECK, JR.	Director since May 2021
Michael E. Sileck, Jr., age 62, has served as the President and owner of SeaAgri Solutions, LLC, a global manufacturer and distributor of proprietary ocean minerals for the agricultural and human consumption markets since March 2020. Mr. Sileck was the Chief Operating Officer and Chief Financial Officer of World Wrestling Entertainment, Inc. (NYSE: WWE) from June 2005 to December 2008 and previously served as the Chief Financial Officer of Monster Worldwide, Inc. from March 2002 to March 2005 and Senior Vice President and Chief Financial Officer of USA Networks, Inc. (predecessor to InterActiveCorp) from September 1999 to February 2002.

Mr. Sileck has served on the boards of directors of numerous public and private companies.
Key Experience, Skills and other Qualifications:
Mr. Sileck brings to the Board expertise in value creation, strategic transformation, and financial and operational leadership. Mr. Sileck is an operationally oriented executive with extensive C-suite experience within large public and smaller private companies. Mr. Sileck brings to the Board over 20 years of financial and operational leadership experience.

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DIRECTOR INDEPENDENCE
The Board has determined that each of the following directors has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent under our Director Independence Standards and the independence standards of the New York Stock Exchange (NYSE): B. Thomas Golisano, Philippe D. Katz, Kathleen B. Lynch, Jason New, Darren L. Richman, and Michael E. Sileck, Jr. In determining the independence of the non-management directors, the Board considered the relationships of Mr. Katz, as an affiliate of entities that are beneficial owners of our common stock, and the relationships of Messrs. Golisano and Richman described in “Interested Transactions, and determined that these relationships do not preclude independence from management.
The Board has adopted Director Independence Standards for use in determining whether a director is independent. The Director Independence Standards are consistent with NYSE independence standards. The Board also uses the NYSE independence standards in determining whether members of specific committees are independent. The Director Independence Standards are part of our Corporate Governance Guidelines, which are posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
BOARD LEADERSHIP STRUCTURE
The Board recognizes that one of its key responsibilities is to determine the most appropriate leadership structure for our company and to provide independent oversight of management. James V. Continenza serves as our Executive Chairman and Chief Executive Officer. The Board believes it is appropriate to have the same person perform the roles of Chairman and Chief Executive Officer in order to best oversee our company and management and provide a unified structure ensuring strong and consistent leadership. The Company does not have a lead independent director. Instead, in accordance with NYSE listing standards and our Corporate Governance Guidelines, our independent directors are required to meet in executive session without management and, at each such session, an independent director chosen by the independent directors will preside at such executive session.
COMMITTEES OF THE BOARD
The Board has two standing committees including an Audit and Finance Committee and the Compensation, Nominating and Governance Committee. We describe below the composition and functions of each of our standing committees.
Board Committee Membership
Director Name	Audit and Finance Committee	Compensation, Nominating and Governance Committee
B. Thomas Golisano		Member
Philippe D. Katz		Chair
Kathleen B. Lynch	Chair
Jason New		Member
Darren L. Richman	Member
Michael E. Sileck, Jr.	Member
Total Meetings in 2022	7	5
Audit and Finance Committee
The current members of the Audit and Finance Committee are Ms. Lynch (Chair) and Messrs. Richman and Sileck. The Audit and Finance Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that all members of the Audit and Finance Committee are independent and financially literate under NYSE listing standards. The Board has also determined that Mr. Sileck possesses the qualifications of an “audit committee financial expert,” as defined by SEC rules.
The Audit and Finance Committee assists the Board in overseeing and making recommendations to the Board on such matters as: the integrity of our financial statements; our compliance with legal and regulatory requirements; our independent registered public accounting firm’s selection, compensation, retention, performance and evaluation, including assessing the firm’s
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qualifications and independence; our systems of disclosure controls and procedures and internal controls over financial reporting; and the performance of our internal audit function. The Audit and Finance Committee charter is posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
Compensation, Nominating and Governance Committee
The current members of the Compensation, Nominating and Governance Committee are Messrs. Golisano, Katz (Chair) and New, each of whom the Board has determined is independent under NYSE listing standards. The Compensation, Nominating and Governance Committee is responsible for the dual roles of overseeing (i) our corporate governance matters and the nomination of director candidates to the board of directors and (ii) our compensation program and responsibilities. The Compensation, Nominating and Governance Committee charter is posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
With respect to its compensation functions, the Compensation, Nominating and Governance Committee assists the Board in fulfilling its responsibilities in connection with the compensation of our Chief Executive Officer and Section 16 Executive Officers as defined under Section 16 of the Exchange Act (a Section 16 Executive Officer), including our named executive officers. The Compensation, Nominating and Governance Committee also reviews and makes recommendations to the Board from time to time regarding compensation of directors.
The Compensation, Nominating and Governance Committee may engage compensation consultants at the Company’s expense. In 2022, the Compensation, Nominating and Governance Committee engaged Lyons, Benenson & Company, Inc. to develop an executive compensation peer group and to provide the Committee with guidance regarding the compensation of the Company’s executive officers.
In accordance with its charter, the Compensation, Nominating and Governance Committee may delegate authority to one or more subcommittees or management as it deems fit. The Compensation, Nominating and Governance Committee has delegated limited authority to our Vice President, Human Resources to assist in the administration of executive compensation and equity-based compensation plans. Except as a plan may otherwise provide, the Compensation, Nominating and Governance Committee has authorized the Vice President, Human Resources to amend any executive compensation or equity-based compensation plan in which our named executive officers participate, other than to materially increase the benefits accruing to a participant under the plan, increase the number of shares available for issuance under the plan or substantially modify the requirements as to eligibility for participation under the plans. In addition, the Vice President, Human Resources is authorized to amend any award agreement and related documents under the plans, other than to increase the benefits accruing to a participant.
Mr. Continenza, the Executive Chairman and Chief Executive Officer, attends meetings of the Compensation, Nominating and Governance Committee and provides input regarding the compensation of the other executive officers. Mr. Continenza is not present during Compensation, Nominating and Governance Committee deliberations or voting regarding his compensation.
With respect to its governance and nominating functions, some of the primary duties of the Compensation, Nominating and Governance Committee are to oversee our corporate governance structure, which includes the development of our Corporate Governance Guidelines, recommend individuals to the Board for nomination as members of the Board and its committees, determine director independence, lead the Board in its periodic review of Board performance and review “Interested Transactions” in accordance with our Related Party Transactions Policy and Procedures.
COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Golisano, Katz and New served as members of the Compensation, Nominating and Governance Committee during 2022. As disclosed in “Certain Relationships and Related Transactions”, Mr. Golisano is the sole member of GO EK Ventures, IV LLC (GO EK Ventures) a greater than 10% beneficial owner of the Company’s shares and sole shareholder of the Company’s Series C preferred stock, which is entitled to cumulative dividends payable quarterly “in-kind” in the form of additional shares of Series C preferred stock at a rate of 5.0% per annum.
CORPORATE GOVERNANCE OVERVIEW
Ethical business conduct and good corporate governance are well-established practices at Kodak. We practice good corporate governance and believe it to be a prerequisite to delivering sustained, long-term value to our shareholders. We monitor developments in the area of corporate governance to maintain and implement sound practices. Strong corporate governance is an important goal of our Board.
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Our Corporate Governance Guidelines reflect the principles by which our Board operates. From time to time, the Board reviews and revises our Corporate Governance Guidelines in response to regulatory requirements and evolving market practices. Our Corporate Governance Guidelines are posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
BUSINESS CONDUCT GUIDE AND DIRECTORS’ CODE OF CONDUCT
Our reputation and our brand have been built by more than a century of ethical business conduct. All of our employees, including the Executive Chairman and Chief Executive Officer, the Chief Financial Officer, the Controller, all other senior financial officers and all other Section 16 Executive Officers, are required to comply with our code of conduct, the “Business Conduct Guide.” We also have a Directors’ Code of Conduct. Our Business Conduct Guide and our Directors’ Code of Conduct are posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
GOVERNANCE PRACTICES
Meeting Attendance
Our Board has a Director Attendance Policy that is part of our Corporate Governance Guidelines, which is posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents. Under this policy, all of our directors are strongly encouraged to attend all Board meetings and our annual meeting of shareholders. In 2022, the Board held a total of 7 meetings. Each director attended more than 75% of the meetings of the Board and committees of the Board on which the director served, except for Mr. Golisano. All but one of our then serving directors attended the annual meeting of shareholders held on May 18, 2022.
Executive Sessions
Each executive session of our non-management directors is chaired by an independent director, chosen by the independent directors to preside at such executive session.
Communications with Our Board
Shareholders and interested parties who wish to communicate with the Board, the independent directors as a group or an individual director, may send an e-mail to our Executive Chairman at chairman@kodak.com or may send a letter to our Executive Chairman or to the independent director(s) c/o Secretary, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0224. Communications received will be forwarded to the Board, the independent directors as a group or the individual director as directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Executive Chairman and the directors have authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.
Consideration of Director Candidates
The Compensation, Nominating and Governance Committee will consider nominations for director candidates recommended by its members, other Board members, management, shareholders and the search firms as it may retain. The Compensation, Nominating and Governance Committee reviews all potential candidates under our Director Selection Process and Qualification Standards described below.
Shareholders wishing to recommend candidates for consideration by the Board may do so by providing the following information, in writing, to the Compensation, Nominating and Governance Committee of the Board, c/o Secretary, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0224: 1) the name, address and telephone number of the shareholder making the request; 2) the number of shares owned, and, if such person is not a shareholder of record or if such shares are held by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; 3) the full name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; 4) a signed acknowledgement by the individual being recommended that he or she has consented to: a) serve as director if elected and b) the Company undertaking an inquiry into that individual’s background, experience and qualifications; 5) the disclosure of any relationship of the individual being recommended with the Company, whether direct or indirect; and 6) if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at the next annual meeting of shareholders (or a statement to the effect that no material interest is known to such shareholder).
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Director Selection Process and Qualification Standards
The Compensation, Nominating and Governance Committee is responsible for identifying, screening and recommending candidates for Board membership. When reviewing a potential candidate for the Board, the Compensation, Nominating and Governance Committee looks to whether the candidate possesses the necessary qualifications to serve as a director. To assist it in these determinations, the Compensation, Nominating and Governance Committee has adopted Director Qualification Standards and a Director Selection Process, which are posted as part of our Corporate Governance Guidelines on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
The Director Qualification Standards specify that, in addition to any other factors described in the Company’s Corporate Governance Guidelines, the Board should at a minimum consider the following factors, as more fully described in our Director Qualification Standards, in the nomination or appointment of members of the Board: integrity, reputation, judgment, knowledge, experience, maturity, commitment, skills, track record, diversity (including with respect to gender, race, ethnicity and sexual orientation), age, independence and ownership stake. The Compensation, Nominating and Governance Committee, in accordance with its Director Selection Process, will then consider the candidate’s qualifications in light of the needs of the Board and our company at that time, given the then-current mix of director attributes and the Board’s projected strengths and future needs. Based on the Compensation, Nominating and Governance Committee’s results of the assessment of Board needs, they may develop a target candidate profile. As provided in our Corporate Governance Guidelines, the Compensation, Nominating and Governance Committee seeks to create a multi-disciplinary Board that, as a whole, is strong in both its knowledge and experience. The Compensation, Nominating and Governance Committee may use the services of a third-party executive search firm, as well as the personal network of the Board and senior management, and may consider any previously recommended nominees when identifying and evaluating possible nominees for director. A list of preferred candidates is developed and presented to the full Board, including the Executive Chairman, for review and input. Interest on the part of the potential candidate is gauged and an interview and reference check are performed. The full Board makes a determination with respect to the candidate. Candidates that are successfully elected to the Board participate in orientation sessions to familiarize them with our business. The Board has a mandatory retirement age of 72, unless an extension is approved by the Board, but in no event above age 75; however, this requirement does not apply to candidates nominated pursuant to contractual nomination rights.
Although the Compensation, Nominating and Governance Committee does not have a formal policy regarding the consideration of diversity in the selection of candidates, the Compensation, Nominating and Governance Committee considers diversity when evaluating possible nominees under our Director Qualification Standards, which provide that the Board should be a diverse body, with diversity reflecting gender, ethnic background, race, sexual orientation, country of citizenship and professional experience. In addition, the Compensation, Nominating and Governance Committee and the Board periodically evaluates diversity as part of their self-evaluation processes.
Strategic Role of the Board
The Board plays a key role in developing, reviewing and overseeing the execution of our business strategy. The Board receives progress reports from management throughout the year on the implementation of the strategic plan, including business segment performance and strategy reviews for each of our key businesses, product line reviews and presentations regarding research and development initiatives and growth.
Succession Planning
The entire Board is responsible for reviewing our succession plans for our Executive Chairman and Chief Executive Officer and other key senior management positions and for overseeing our activities in the areas of leadership and executive development. To assist the Board, management periodically reports to the Board on succession planning to ensure that it is a continuous and ongoing effort.
Majority Voting for Directors
Our By-laws provide for majority voting in uncontested director elections.
We also maintain a Majority Vote Policy that requires a director nominee, in connection with his or her nomination to the Board, to submit a resignation letter in which the director nominee irrevocably elects to resign if he or she fails to receive the required majority vote in the next election and the Board accepts the resignation. The policy requires the Board to nominate for election or re-election as a director only those candidates who agree to execute such a letter upon his or her nomination. The Majority Vote Policy is posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
If a director nominee fails to receive a majority vote in an uncontested election, the Majority Vote Policy provides that the Compensation, Nominating and Governance Committee will consider the resignation letter and recommend to the Board whether to accept it. The Compensation, Nominating and Governance Committee, in making its recommendation to the Board, and the
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Board, in reaching its decision, may consider relevant factors, including any stated reason why shareholders voted against the election of the director, the director’s qualifications, the director’s past and expected future contributions to us, the overall composition of the Board and whether accepting the resignation letter would cause us to fail to comply with any applicable rule, such as the NYSE’s listing standards.
The policy provides the Board will act on the Compensation, Nominating and Governance Committee’s recommendation and publicly disclose its decision whether to accept the director’s letter of resignation within 90 days following the certification of the shareholder vote. If the letter of resignation is not accepted by the Board within this 90-day period, the resignation will not be effective until the next annual meeting.
All seven director nominees standing for election at the Annual Meeting have submitted an irrevocable letter of resignation as a condition of nomination pursuant to the Majority Vote Policy.
Anti-Hedging and Pledging Policy
Our Anti-Hedging and Pledging Policy prohibits our directors and executive officers from engaging, directly or indirectly, in any transactions that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of our equity securities. In addition, the policy prohibits directors and executive officers from purchasing our equity securities on margin, borrowing against our securities on margin or pledging our equity securities as collateral for a loan. The Anti-Hedging and Pledging Policy is posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents.
Risk Management
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our objectives, including strategic objectives, to improve long-term performance and enhance shareholder value. A fundamental part of risk management is not only identifying and prioritizing the risks we face and monitoring the steps management is taking to manage those risks, but also determining the level of risk that is appropriate for us. As an integral part of its review and approval of our strategic plan, the Board considers the appropriate level of risk that is acceptable. Through this process, the Board assesses risk throughout the Company, focusing on four primary risk categories: strategic, operational (including with respect to cybersecurity), legal/compliance and financial reporting. The Audit and Finance Committee is responsible for reviewing the results of our enterprise risk assessment on an annual basis. The Board also receives reports on management’s progress in mitigating key risks.
The Board has delegated to its committees responsibility for the oversight of risk management in specific risk areas. For example, the committees of the Board oversee:
•	Risk management relating to our financial reporting (including internal controls).
•	Risk management relating to our compensation programs and awards.
•	Risk management relating to our capital structure.
•	Risk management relating to our insurance and pension programs.
•	Risk management relating to information technology security/cybersecurity.
16

REPORT OF THE AUDIT AND FINANCE COMMITTEE
Management is responsible for our internal control over financial reporting, disclosure controls and procedures, and preparation of our consolidated financial statements. Our independent registered public accounting firm (independent accountants) for 2022, Ernst & Young LLP, was responsible for performing an independent audit of the consolidated financial statements and of our internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and for issuing a report of the results. As outlined in its charter, the Audit and Finance Committee is responsible for overseeing these processes.
The Audit and Finance Committee met and held discussions with management and the independent accountants on a regular basis. The Audit and Finance Committee reviewed and discussed the audited consolidated financial statements and significant accounting matters with management and the independent accountants.
The Audit and Finance Committee discussed with the independent accountants the matters required to be discussed under auditing standards established from time to time by the PCAOB and by the rules of the Securities and Exchange Commission. The Audit and Finance Committee has received from the independent accountants the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit and Finance Committee concerning independence. The Audit and Finance Committee discussed with the independent accountants their independence.
The Audit and Finance Committee discussed with the director of internal audit and independent accountants the plans for their audits. The Audit and Finance Committee met with the director of internal audit and independent accountants, with and without management present. Based on these reviews, discussions and reports, the Audit and Finance Committee recommended that the Board approve the audited financial statements for inclusion in our Annual Report on Form 10-K for the year ended December 31, 2022, and the Board accepted the Audit and Finance Committee’s recommendation.
Kathleen B. Lynch, Chair
Darren L. Richman
Michael E. Sileck, Jr.
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EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE
The Compensation, Nominating and Governance Committee (the Committee) has reviewed and discussed with management the following Compensation Discussion and Analysis prepared by the Company.
Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Philippe D. Katz, Chair
B. Thomas Golisano
Jason New
COMPENSATION DISCUSSION AND ANALYSIS
Our Named Executive Officers
This Compensation Discussion and Analysis discusses compensation awarded to, earned by, or paid to the following named executive officers during 2022 (whom we refer to as our NEOs):
•	James V Continenza, Executive Chairman and Chief Executive Officer (CEO)
•	David E. Bullwinkle, Chief Financial Officer (CFO), President, Eastman Business Park, and Senior Vice President
•	Terry R. Taber, Senior Vice President, Advanced Materials and Chemicals, Chief Technical Officer and Vice President
•	Randy D. Vandagriff, Senior Vice President, Digital Print, and Vice President
•	Roger W. Byrd, General Counsel, Secretary and Senior Vice President
•	John O’Grady, former Senior Vice President, Print, and Vice President
Mr. O’Grady separated from the Company on April 2, 2022, but he is included as a named executive officer because he would have been among the three most highly compensated executive officers (other than the CEO and CFO) if he had been employed by the Company on the last day of 2022.
Mr. Vandagriff has served as Senior Vice President of Digital Print, with senior responsibilities relating to the Digital Print segment since January 2020. He has served as a corporate vice president since May 2017. From May 2017 to January 2020 Vandagriff was President, Enterprise Inkjet Systems Division, responsible for delivering commercial inkjet technology, printers and solutions to the market. From January 2015 to May 2017, Vandagriff led the Kodak Creo Server business located in Tel Aviv, Israel. Based on changes to Mr. Vandagriff’s responsibilities, the Board determined that he ceased to be an executive officer effective January 1, 2023.
EXECUTIVE SUMMARY
Business Highlights
Our consolidated revenues in the year ended December 31, 2022 were $1.205 billion, an improvement of $55 million (5%) from 2021. Currency impacted revenue unfavorably in 2022 compared to 2021 ($70 million).
Traditional Printing’s revenues, which accounted for 59% of our total revenues in 2022, improved by $52 million (8%) compared to 2021. Volume for SONORA Process Free Plates improved by 2% compared to the prior year period or 9% when including volume under a licensing agreement pursuant to which we received approximately $1 million in royalties in 2022. Digital Printing revenues declined $22 million (9%) and Advanced Materials and Chemicals revenue improved $22 million (10%) from 2021 to 2022.
Our products are sold and serviced in numerous countries across the globe with more than half of sales generated outside the U.S. During 2022, global economic conditions were highly volatile due to the ongoing impacts from the COVID-19 pandemic, heightened levels of inflation, unfavorable foreign exchange rates, the war in Ukraine, and other global events which impacted our operations. We experienced supply chain disruptions, shortages in materials and labor, and increased labor, material and distribution costs as well as volume declines for certain businesses in 2022. The ongoing impact of the COVID-19 pandemic, the war in Ukraine, changes in global economic conditions and other global events on our operations and financial performance remains uncertain and will depend on several factors such as the duration of supply chain disruptions and slowdown in customer demand, the ability to secure raw materials and components, the ability to offset higher labor, material and distribution costs through pricing actions and the duration and further evolution of the COVID-19 pandemic and governmental responses thereto.
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In an attempt to mitigate the effects of these challenges on our financial situation, no payments were made under our annual variable incentive program, known as Executive Compensation for Excellence and Leadership (EXCEL), in 2022 and we only granted limited long-term incentive awards.
Best Practices
We periodically evaluate best practices in executive compensation and governance and consider modifications to our executive compensation programs that support our business strategies, provide an appropriate balance of risk and reward for our NEOs, and align their compensation with long-term shareholder interests. Key compensation and governance practices include:
•
Prohibition on Hedging and Pledging. Our executive officers and directors are prohibited from engaging in any hedging or pledging transactions involving our equity securities. Please see “Restrictions on Hedging and Pledging” on page 24 for a description.

•
Share Ownership Guidelines. Our executive officers and directors are subject to share ownership guidelines. Please see “Share Ownership Guidelines” on page 24 for a description of executive officer guidelines and page 42 for a description of director guidelines.

•
Recoupment (“Clawback”) Policy. We have a policy requiring the recoupment of performance-based bonuses paid to NEOs in the event of certain financial restatements. Please see “Recoupment (“Clawback”) Policy” on page 23 for a description.

•
Double-Trigger Change in Control Benefits. All arrangements with our NEOs that provide change in control benefits contain a “double trigger” provision, which requires that the NEO experience a qualifying termination following a change in control in order to receive change in control benefits. Please see “Change in Control Arrangements” on page 23 for a description.

•	No Change in Control Excise Tax Gross-Ups. None of our compensation arrangements provide for a gross-up to our NEOs for any excise taxes incurred by them upon a change in control.
DETERMINING EXECUTIVE COMPENSATION
Compensation Philosophy
Kodak designs our executive compensation programs to attract and retain the best talent, reinforce ownership, and emphasize performance and contribution to our long-term success. Our executive compensation programs, practices, and policies reflect the Company’s commitment to reward short- and long-term performance that aligns with and drives shareholder value by:
•	Balancing rewards for both short-term results and the long-term strategic decisions needed to ensure sustained business performance over time
•	Enabling us to attract and retain the highly qualified leaders needed to drive a global enterprise to succeed in today’s highly competitive marketplace
•	Recognizing we are one Kodak – put the customer first, communicate honestly, act with courage and celebrate competitive spirit
•	Motivating our leaders to deliver a high degree of business performance and effectively managing risks
•	Differentiating rewards to reflect individual and team performance
The guiding principles that support our philosophy are:
•
Total direct compensation is generally positioned within a competitive range of the market or peer group median, with differentiation by executive, as appropriate, based on individual factors such as technical knowledge, criticality of the role, proficiency in the role, sustained performance over time, and importance to leadership team succession plans

•	Total Direct Compensation includes:
➣	Base Salary: Fixed pay aligned to market for similar job
➣
Short-Term Incentive Awards (Bonus): Calculated as a percentage of base salary; heavily dependent upon achievement of critical operating goals and are primarily measured against objective metrics that directly link to the creation of sustainable value for our shareholders

➣
Long-Term Incentive Awards (Equity): Incentive, typically in the form of Restricted Stock Units (RSUs) or Non-Qualified Stock Options (NQSOs), used for retention of key talent and to provide incentive to grow shareholder value over time

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Role of the Committee
The Committee annually reviews and approves goals and objectives relevant to the compensation of the CEO and evaluates, in conjunction with the full Board, the CEO’s performance considering those goals and objectives and sets the CEO’s individual elements of total compensation based on this evaluation, taking into account the terms of the CEO’s employment agreement. The Committee also approves all compensation and awards, including each component of total compensation, for each of our NEOs and other Section 16 Executive Officers.
Role of the CEO and Management
Our CEO makes recommendations to the Committee regarding each compensation element for our NEOs (other than the CEO himself), and reviews and discusses any changes to such compensation with the Committee. No member of management (including our CEO and our CFO) participates in the determination of his or her own compensation.
Role of the Compensation Consultant
During 2022, the Committee continued to engage Lyons, Benenson & Company Inc. (Lyons Benenson), a compensation consultant, to assist the Committee. Lyons Benenson attends all Committee meetings and makes recommendations regarding director and officer compensation. During 2022, Lyons Benenson also assisted with the creation of a new peer group for assessing NEO pay. The Committee assessed the independence of Lyons Benenson pursuant to SEC rules and concluded their work did not raise any conflicts of interest.
Use of Market Reference Data
In 2022, we engaged Lyons Benenson to provide a competitive frame of reference for compensation decisions, which included the recommendation of a new peer group.
Our peer group consists of selected companies drawn from a broad group of public companies from similar industries (commercial printing, commodity chemicals, communications equipment, health care technology, semiconductors, specialty chemicals, technology hardware, storage and peripherals) that meet minimum performance tests and have similar business models to ours. The companies considered for the peer group had to (1) be incorporated in the United States, (2) be traded on a stock exchange in the United States, (3) have revenues between $600 million and $3.6 billion, and (4) be categorized in a complementary GICS Sub-Industry. We then considered the total return, business alignment and other financial measurements of the companies in the selected group in order to achieve a group with closer alignment to us.
3D Systems Corporation	Ecovyst Inc.	Stepan Company
Agfa-Gevaert NV	Infinera Corporation	Stratasys Ltd.
Arista Networks, Inc.	Minerals Technologies Inc.	Universal Display Corporation
Ashland Inc.	Quad/Graphics, Inc.	Venator Materials PLC
Cabot Corporation	Quaker Chemical Corporation	Xilinx, Inc.
Ciena Corporation	Rayonier Advanced Materials Inc.
Lyons Benenson provided a comparison of the base salaries, total target cash compensation and total direct compensation of our NEOs to both the peer group described above and Willis Towers Watson national survey data in November 2022. The Willis Towers Watson data used had two forms (1) regressed to revenues commensurate with each executive’s revenue responsibility and (2) not regressed. We review national survey data and peer group comparisons to provide a competitive frame of reference for compensation decisions and we compare the compensation of our NEOs to the median as a reference point to assist us in evaluating the competitiveness of their compensation. However, we do not necessarily adjust the compensation of any of our NEOs to any specific percentile or other absolute measure.
No pay changes were made for our NEOs in 2022.
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ELEMENTS OF COMPENSATION
We typically use base salary, annual variable pay and long-term incentives as our primary elements of direct compensation to be competitive with market practice. These elements have the following objectives and features:
Compensation Element	Objective	Key Features
Base Salary	Provide a regular source of income to our NEOs to compensate them for fulfilling the regular duties and responsibilities of their positions.
We typically review base salaries annually, but do not automatically increase salaries. Rather, base salaries are adjusted only if deemed appropriate by us in consideration of: (1) experience; (2) responsibilities; (3) the importance of the position relative to our other senior management positions; (4) external relative scope or changes in the competitive marketplace; and (5) years elapsed since the last base salary change. Any change in an executive’s base salary will affect an executive’s target opportunity under our annual variable pay plan, which is based on a percentage of base salary.

Annual Variable Pay	Drive the annual performance of our NEOs to align their financial interests with our business strategy and the interests of our shareholders.	Annual variable pay is considered at risk. Payouts are based on a formula that represents results achieved against performance metrics.
Long-Term Incentives (restricted stock units, stock options)	Align executive compensation with shareholder interests; create incentives for executive retention; encourage long-term performance; and promote stock ownership.
Our long-term incentives are mainly in the form of equity-based compensation awards, which tie our NEOs’ wealth creation to the performance of our stock and provide a retention incentive with multi-year vesting schedules.

Additionally, we provide indirect compensation to our NEOs that includes retirement benefits and severance protection. Our NEOs are also eligible to participate in the benefit plans and programs that are generally available to our U.S. employees. Please see “Other Compensation” beginning on page 22 for more information on the indirect compensation of our NEOs.
2022 COMPENSATION DECISIONS
Base Salary
The annual base salary rate for each NEO in 2022 is set forth in the table below. No changes were made to the base salaries of our NEOs during 2022.
Name	Annual Base Salary Rate
J.V. Continenza	$1,000,000
D.E. Bullwinkle	$460,000
T.R. Taber	$400,000
R.D. Vandagriff	$350,000
R.W. Byrd	$325,000
J. O’Grady	$420,000
Annual Variable Pay
Typically, our NEOs (other than Mr. Continenza) are eligible for an annual variable incentive program, known as Executive Compensation for Excellence and Leadership (EXCEL). Payouts under EXCEL are typically based on a formula that represents results achieved against Company performance metrics. Given our strategic focus to strengthen our balance sheet, no payments were made under EXCEL during 2022.
Pursuant to his amended and restated employment agreement, Mr. Continenza is eligible for an annual incentive valued at 100% of his annual salary, determined by the Committee in its discretion based on an evaluation of Mr. Continenza’s and the Company’s performance. To date, no decision has been made as to whether he will be paid an annual bonus for 2022.
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Long-Term Incentive Compensation
Pursuant to his amended and restated employment agreement, Mr. Continenza received a grant of 300,000 restricted stock units (RSUs) under the Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended and restated (our 2013 Omnibus Incentive Plan), in 2022, which vest one-third on each of February 26, 2023, February 26, 2024, and February 26, 2025, subject to continued employment through each vesting date. No other equity grants were made for our NEOs in 2022.
Please see the “Grants of Plan-Based Awards Table” on page 27 for the number and grant date fair value of the above equity award.
OTHER COMPENSATION
Tax-Qualified Retirement Plans: KRIP and SIP
We offer tax-qualified retirement plans in the U.S. designed and intended to attract and retain employees. Our tax-qualified defined benefit plan, comprised of a cash balance component and a traditional defined benefit component (KRIP), and our tax-qualified 401(k) defined contribution plan (SIP), cover all U.S. employees. Benefit accruals in the traditional defined benefit component of KRIP and employer contributions to SIP were frozen as of January 1, 2015. Effective January 1, 2022, the cash balance accrual was increased from 9% to 12% along with a one-time service credit contribution, effective May 31, 2022, in recognition of the hard work and dedication demonstrated by our employees as we continue to move towards profitability.
The details of KRIP are described following the “Pension Benefits Table” beginning on page 30.
Non-Qualified Retirement Plan: KURIP
Until September 3, 2013, we provided non-qualified retirement benefits to our eligible U.S. employees under the Kodak Unfunded Retirement Income Plan (KURIP). KURIP was terminated upon our emergence from bankruptcy. KURIP benefits earned after the filing date and prior to emergence from bankruptcy on September 3, 2013 were frozen and are payable as a lump sum upon the employee’s termination of employment with us (less applicable withholding and subject to compliance with Code Section 409A).
Dr. Taber is the only NEO with a benefit remaining under KURIP as of December 31, 2022. Mr. O’Grady had a balance under KURIP which was paid to him in 2022. The details of KURIP are described following the “Pension Benefits Table” on page 30.
Perquisites
We generally do not provide any perquisites to our NEOs.
Severance Arrangements
We provide our NEOs with severance provisions designed to serve as a retention tool and to provide incentive for our NEOs to focus on the best interests of shareholders in connection with the transformational components of our strategic plan given that, in certain instances, an executive’s successful completion of his or her responsibilities may result in the elimination of his or her job. These severance provisions also provide an incentive for our NEOs to sign a release of claims against us, to refrain from competing with us and to cooperate with us both before and after their employment is terminated. When approving any agreement for employment or retention, we focus on the reasons for which severance may be triggered relative to the NEO’s position and responsibilities.
Each of the employment agreements with Messrs. Continenza and Bullwinkle provide severance benefits in the event his employment is terminated by us without “cause” or if he terminates for “good reason.” The definitions of “cause” and “good reason” as applicable to these severance provisions are described below in the “Potential Payments upon Termination or Change in Control” discussion beginning on page 32. Mr. Continenza’s employment agreement also provides that if his employment terminates by reason of the expiration of his scheduled employment term, he is entitled to certain benefits as more fully described under “Individual Termination Arrangements” beginning on page 33.
The severance benefits for Dr. Taber and Messrs. Vandagriff and Byrd are provided under our Officer Severance Policy, as discussed below under “Officer Severance Policy” on page 23.
Mr. O’Grady voluntarily resigned on April 2, 2022, with no right to severance benefits. As recognition of his strong contributions to the Company during his tenure, we agreed to provide him with severance pay in the amount of $201,219 and the cost of one-year of COBRA coverage for Mr. O’Grady and his family of an additional $37,563, for a total severence benefit of $238,782.
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Officer Severance Policy
In order to provide severance benefits to certain officers and employees, we maintain an Officer Severance Policy (Policy) which provides for compensation to eligible corporate officers in the event of a qualifying termination without “cause” or with “good reason.”
Under the Policy, “cause” is generally defined to include a participant’s failure to perform his or her duties or follow proper direction, violation of Company rules, possession, use or sale of controlled substances, certain actions that result in a penalty against the Company or could result in violation of law, conviction of a crime, misrepresentation or concealment of a material fact from the Company or breach of our Business Conduct Guide or his or her Eastman Kodak Company Employee’s Agreement. “Good reason” is generally defined to include a material diminution in compensation, authority or responsibilities, transfer to a new work site that increases the participant’s one-way commute by more than 75 miles, and failure of an acquirer or successor entity to offer the participant employment with comparable severance protection.
By its terms, the Policy does not apply to (1) our chief executive officer, or (2) a corporate officer with an employment agreement with an indefinite term. It also does not provide benefits to any employee who, at the time of termination, is covered by another severance agreement or arrangement with the Company. Accordingly, Messrs. Continenza and Bullwinkle are not eligible for benefits under the Policy.
The Policy provides that a participant is generally entitled to receive separation pay equal to his or her base salary in effect as of the date of termination. However, Dr. Taber is eligible for grandfathered benefits under the Policy and is entitled to separation pay of 100% of his total target cash compensation. Payment under the Policy is conditioned on the participant’s execution of a general waiver and release and his or her compliance with the Policy’s non-disparagement provisions.
For additional information regarding the potential severance benefits payable to our NEOs under various circumstances, please see the discussion preceding the “Severance Payments Table” beginning on page 36.
Change in Control Arrangements
The employment agreement with Mr. Bullwinkle allows for payment of severance under certain conditions upon a termination following a change in control (double trigger). These provisions were designed to protect against the possible loss of certain benefits after a change in control. Please see “Employment Agreements” beginning on page 27 for more details on these provisions. We believe that a double trigger is appropriate for such payments because it helps to ensure that the individual does not receive an unintended benefit by receiving severance pay while continuing in their position following a change in control.
Additionally, under our 2013 Omnibus Incentive Plan, we may provide for accelerated exercisability, lapse of restrictions or deemed satisfaction of performance goals with respect to any outstanding awards upon a change in control. While we do not believe that automatic acceleration of vesting is appropriate upon a change in control because an executive may continue in his position, we do believe that allowing the Committee the discretion to accelerate vesting of equity awards upon a change in control is appropriate because it may not be possible to continue vesting of existing equity awards or to replace existing equity awards with comparable awards of the acquiring company’s equity, and the acceleration of vesting would provide the executives with the same rights as other shareholders to sell their equity in the Company at the time of a change in control.
PROGRAM GOVERNANCE
Risk Mitigating Policies
Recoupment (“Clawback”) Policy
The Board has a policy requiring the recoupment of bonuses paid to our NEOs in the event of certain financial restatements. Under this policy, which is posted on our website at https://investor.kodak.com/static-files/6a059c8a-57ca-4aeb-893c-b1682b8ab725, we require reimbursement of a certain portion of any amounts paid to an NEO under EXCEL when:
•	The payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement;
•	In the Board’s view, the officer engaged in fraud or misconduct that caused the need for the restatement; and
•	A lower payment would have been made to the officer based upon the restated financial results.
In each such instance, we will, to the extent practicable, seek to recover the amount by which the NEO’s annual incentive payment for the relevant period exceeded the lower payment that would have been made based on the restated financial results, plus a reasonable rate of interest.
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Restrictions on Hedging and Pledging
Our executive officers and directors are prohibited from engaging in any transactions (such as puts, calls, options or other derivative securities) with respect to our equity securities held by them to hedge or offset any decrease in the market value of those equity securities.
Our executive officers and directors are also prohibited from purchasing our equity securities on margin, borrowing against our equity securities on margin or pledging our equity securities as collateral for a loan.
Share Ownership Guidelines
Our executive officers are expected to accumulate certain levels of ownership of our equity securities within five years of first becoming an executive officer, as follows:
Holding Requirement
Title	Target Share Ownership	Before Target Met	After Target Met
CEO	5X base salary	50% of net-settled shares	None
Executive Vice President	3X base salary
Senior Vice President	2X base salary
Vice President and Other Officers	1X base salary
The holding requirement does not pertain to grants already received at the time of the adoption of the guidelines or to grants of equity awards made in satisfaction of EXCEL or other variable pay programs.
If an executive officer receives a promotional salary increase, the Committee may extend that executive officer’s time to meet the ownership guidelines by one year, at its discretion.
Tax Considerations
Tax rules generally limit the deductibility of compensation paid to each of our current and former NEOs to $1 million per year. The Committee retains the discretion to pay compensation that may not be tax deductible.
Say-On-Pay
At our 2022 annual meeting of shareholders, we held an advisory vote on our compensation program for our NEOs, commonly referred to as the say-on-pay vote, which resulted in 96% of the votes cast approving our compensation program for our NEOs. We evaluated the results of this vote as part of our overall assessment of our compensation program for our NEOs. Based on this overall assessment and the strong support expressed by our shareholders, we did not make any related material changes to our compensation program for our NEOs in 2022.
At our 2020 annual meeting of shareholders, we recommended, and our shareholders approved, an annual frequency for the say-on-pay vote. After considering that recommendation, the Board determined that the say-on-pay vote will be held annually until the next required vote on the frequency of the say-on-pay vote to be held at our 2026 annual meeting of shareholders.
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COMPENSATION OF NAMED EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
The following tables and related narrative contain information regarding the compensation paid to our NEOs for our three most recently completed fiscal years, which ended on December 31, 2022, December 31, 2021 and December 31, 2020.
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
J.V. Continenza Executive Chairman and Chief Executive Officer	2022	996,516	0	1,428,000	0	0	278,604	0	2,703,120
	2021	986,934	0	5,000,000	0	0	26,324	28,833	6,042,091
	2020	824,040	0	0	11,112,869	0	25,973	0	11,962,882
D.E. Bullwinkle Chief Financial Officer, President, Eastman Business Park and Senior Vice President	2022	458,397	0	0	0	0	116,680	0	575,077
	2021	453,990	0	0	0	0	21,926	0	475,916
	2020	379,059	0	0	322,267	0	32,611	0	733,937
T.R. Taber Senior Vice President Advanced Materials & Chemicals, Chief Technical Officer and Vice President	2022	398,606	0	0	0	0	143,673	0	542,279
	2021	385,477	0	0	0	0	29,034	0	414,511
	2020	300,858	0	0	0	0	138,236	0	439,094
R.D. Vandagriff Senior Vice President, Print and Vice President	2022	348,781	0	0	0	0	121,881	0	470,662
	2021	345,427	0	0	0	0	28,404	0	373,831
	2020	288,415	0	0	322,267	0	31,160	0	641,842
R.W. Byrd General Counsel, Secretary and Senior Vice President	2022	323,868	0	0	0	0	109,394	0	433,262
	2021	320,754	0	0	0	0	25,954	0	346,708
	2020	267,817	0	0	322,267	0	26,425	0	616,509
J. O’Grady Senior Vice President, Print and Vice President	2022	120,732	0	0	0	0	12,549	238,782	372,063
	2021	414,513	0	0	0	0	28,180	0	442,693
	2020	346,098	0	0	0	0	34,483	0	380,581
(1)	This column reports the base salary paid to each of our NEOs during each year reported.
(2)
Mr. Continenza is eligible for an annual incentive of up to $1 million as determined by the Committee in its discretion based on an evaluation of Mr. Continenza’s and the Company’s performance. To date, no decision has been made as to whether he

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will be paid an annual bonus for 2022. Therefore, the amount of his bonus (if any) is not calculable as of the latest practicable date and it is not known when a decision will be made. If a bonus is paid to Mr. Continenza for 2022, we will file a Form 8-K to disclose the amount of such bonus and his revised total compensation amount.
(3)
This column reports the aggregate grant date fair value (as calculated for financial reporting purposes), without any reduction for risk of forfeiture, for all restricted stock units (RSUs) granted during each year reported. The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718. For 2022, the grant date fair value of each RSU granted to Mr. Continenza on February 26, 2022 was $4.76.

(4)
This column reports the aggregate grant date fair value (as calculated for financial reporting purposes), without any reduction for risk of forfeiture, for all stock option awards granted during each year reported. The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718.

(5)
This column reports the aggregate change in the present value of the NEO’s accumulated benefits under their applicable pension plan (KRIP, KURIP), to the extent the NEO participates in such arrangement. All of our NEOs participate in KRIP. Dr. Taber has a frozen benefit under KURIP. Mr. O’Grady also had a frozen benefit under KURIP, which was distributed to him following his resignation. Mr. O’Grady had payouts for portions of his benefits during one of the measurement periods. The amount of their payout was included in the reconciliation and thus was netted out for the change in pension value shown in the table.

	2022			2021			2020
Name	Change in Pension Value ($)(a)	Above- Market Interest ($)	Total Value ($)	Change in Pension Value ($)	Above- Market Interest ($)	Total Value ($)	Change in Pension Value ($)	Above- Market Interest ($)	Total Value ($)
J.V. Continenza	278,604	0	278,604	26,324	0	26,324	25,973	0	25,973
D.E. Bullwinkle	116,680	0	116,680	21,926	0	21,926	32,611	0	32,611
T.R. Taber	143,673	0	143,673	29,034	0	29,034	138,236	0	138,236
R.D. Vandagriff	121,881	0	121,881	28,404	0	28,404	31,160	0	31,160
R.W. Byrd	109,394	0	109,394	25,954	0	25,954	26,425	0	26,425
J. O’Grady(b)	12,549	0	12,549	28,180	0	28,180	34,483	0	34,483
(a)	Changes in pension value are due to interest on past accruals, additional pay and service credits and changes in assumptions.
(b)	Mr. O’Grady received a distribution of $13,355 for his KURIP benefit during 2022 in the form of a lump sum.
(6)	The table below shows the components of the All Other Compensation column for 2022:
Name	Severance Pay ($)	COBRA Cost ($)	Total ($)
J. O’Grady(a)	201,219	37,563	238,782
(a)
Following his resignation on April 2, 2022, as recognition of his strong contributions to the Company during his tenure, we agreed to provide Mr. O’Grady with severance pay in the amount of $201,219 and the cost of one-year of COBRA coverage for him and his family of an additional $37,563, for a total severence benefit of $238,782. Of such total, $60,450 was payable in bi-weekly installments.

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EMPLOYMENT AGREEMENTS
The material terms of employment agreements we have with Messrs. Continenza and Bullwinkle are described below. We do not have employment agreements with Dr. Taber or Messrs. Byrd, Vandagriff or O’Grady.
James V. Continenza
On February 26, 2021, we entered into an amended and restated employment agreement with Mr. Continenza, which has an initial three-year term.
The employment agreement provides Mr. Continenza the following:
•	an annual base salary of $1 million;
•
participation in an annual incentive plan, with an annual target opportunity of 100% of base salary as determined by the Committee in its discretion based on an evaluation of Mr. Continenza’s and the Company’s performance;

•
an annual grant of 300,000 RSUs that vest in three substantially equal installments on the first, second and third anniversaries of the applicable grant date, subject to continued employment through each applicable vesting date;

•	participation in all benefit plans, policies and arrangements that are provided to employees generally; and
•	certain severance benefits as described under “Individual Termination Arrangements” beginning on page 33.
Mr. Continenza’s employment agreement contains notice and negotiation provisions the result of which, may result in the term being automatically renewed for successive three-year periods. During any renewal periods, if applicable, the terms of Mr. Continenza’s employment will remain the same except that his annual grant of RSUs, instead of being a fixed number of 300,000 RSUs, will be equal to $3,000,000 divided by the volume-weighted average price per share of common stock of the Company, par value $.01 per share (common stock), for the 20 trading days prior to the date of grant.
Mr. Continenza’s employment agreement also provides that Mr. Continenza will not have the right to exercise any stock options granted to him in February 2019 or July 2020 to the extent that, after giving effect to the issuance of the common stock resulting from such exercise, Mr. Continenza (together with his affiliates and any person acting as a group), would beneficially own more than 4.99% of the then issued and outstanding shares of common stock.
David E. Bullwinkle
We employ Mr. Bullwinkle under an employment agreement effective July 1, 2016 with no scheduled term ending date. Under this employment agreement, Mr. Bullwinkle is eligible for the following:
•	an annual base salary of $400,000, which was increased to $460,000 effective November 12, 2018;
•	participation in all benefit plans, policies and arrangements that are provided to employees generally; and
•	certain severance benefits as described under “Individual Termination Arrangements” beginning on page 33.
GRANTS OF PLAN-BASED AWARDS TABLE
The compensation included in the following table reflects the equity granted under our 2013 Omnibus Incentive Plan during 2022. Dr. Taber and Messrs. Bullwinkle, Vandagriff, Byrd and O’Grady did not receive any equity grants during 2022.
Name	Award Description	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Max. ($)
J.V. Continenza	2022 RSU(1)	02/26/22				300,000			1,428,000
(1)	The RSUs vest in substantially equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through each vesting date.
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OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END TABLE
The following table sets forth additional information concerning equity awards held by our NEOs as of December 31, 2022.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock Held that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
J.V. Continenza	981,707(4)		3.03	02/19/2026
	298,780(4)		4.53	02/19/2026
	298,780(4)		6.03	02/19/2026
	170,733(4)		12.00	02/19/2026
	1,150,000		3.03	02/19/2026
	350,000		4.53	02/19/2026
	350,000		6.03	02/19/2026
	200,000		12.00	02/19/2026
					200,000(5)	610,000
					300,000(6)	915,000
D.E. Bullwinkle	10,000(7)	5,000	3.03	02/19/2026
	6,667(7)	3,333	4.53	02/19/2026
	6,667(7)	3,333	6.03	02/19/2026
	6,667(7)	3,333	12.00	02/19/2026
	45,942(8)		16.24	06/30/2023
	355,330(9)		12.50	09/13/2024
	72,017(10)		3.90	12/03/2025
T.R. Taber	36,927(11)		15.58	09/02/2023
	182,742(9)		12.50	09/13/2024
	37,038(10)		3.90	12/03/2025
R.D. Vandagriff	152,285(9)		12.50	09/13/2024
	30,865(10)		3.90	12/03/2025
	10,000(7)	5,000	3.03	02/19/2026
	6,667(7)	3,333	4.53	02/19/2026
	6,667(7)	3,333	6.03	02/19/2026
	6,667(7)	3,333	12.00	02/19/2026
R.W. Byrd	10,000(7)	5,000	3.03	02/19/2026
	6,667(7)	3,333	4.53	02/19/2026
	6,667(7)	3,333	6.03	02/19/2026
	6,667(7)	3,333	12.00	02/19/2026
	30,457(9)		12.50	09/13/2024
	89,744(12)		3.09	01/15/2026
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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock Held that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
J. O’Grady	29,712(12)		15.58	09/02/2023
	39,247(13)		15.20	11/14/2023
	51,441(10)		3.90	12/03/2025
(1)	The dates reflected in the table show the expiration dates as of December 31, 2022.
(2)	This column represents outstanding awards of RSUs.
(3)
This column represents the market value of RSUs that have not vested, which was calculated using a stock value of $3.05 per share, which was the closing price of our common stock as of December 30, 2022, the last trading day of the year.

(4)
This stock option was granted on July 27, 2020 in four tranches with separate exercise prices. Pursuant to the terms of the award agreement, 499,974 shares (28.57% of each tranche) vested on the grant date, an additional 1,187,549 shares (67.86% of each tranche) vested on July 29, 2020 upon the conversion of 95% of the $100,000,000 of our outstanding 5% Secured Convertible Promissory Notes due 2021 (2021 Notes), and the remaining 62,477 shares (3.57% of each tranche) vested on September 30, 2020 upon the conversion of the remaining 5% of the outstanding 2021 Notes.

(5)	These RSUs were granted on February 26, 2021. The first tranche vested on February 26, 2022, and the remaining two tranches vest on February 26, 2023 and February 26, 2024.
(6)	These RSUs were granted on February 26, 2022 and vest in three equal installments on February 26, 2023, February 26, 2024 and February 26, 2025.
(7)
This stock option was granted on July 27, 2020 in four tranches with separate exercise prices. The first two tranches vested on July 27, 2021 and July 27, 2022, and the remaining tranche vests on July 27, 2023.

(8)	This stock option was granted on July 1, 2016 and vested in three substantially equal installments on July 1, 2017, July 1, 2018 and July 1, 2019.
(9)	This stock option was granted on September 14, 2017 and vested in three substantially equal installments on September 14, 2018, September 14, 2019 and September 14, 2020.
(10)	This stock option was granted on December 4, 2018 and vested in three substantially equal installments on September 3, 2019, September 3, 2020 and September 3, 2021.
(11)	This stock option was granted on September 3, 2016 and vested in three equal installments on September 3, 2017, September 3, 2018 and September 3, 2019.
(12)	This stock option was granted on January 16, 2019 and vested in three substantially equal installments on January 16, 2020, January 16, 2021 and January 16, 2022.
(13)	This stock option was granted on November 15, 2016 and vested in three substantially equal installments on September 3, 2018, September 3, 2019 and September 3, 2020.
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OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting(1) ($)
J.V. Continenza	0	0	100,000	476,000
D.E. Bullwinkle	0	0	0	0
T.R. Taber	0	0	0	0
R.D. Vandagriff	0	0	0	0
R.W. Byrd	0	0	18,879	85,144
J. O’Grady	0	0	0	0
(1)	This column represents the value of RSUs that vested during 2022, based on the closing stock price on the vesting date.
PENSION BENEFITS FOR 2022
The “Pension Benefits Table” below shows the present value as of December 31, 2022 of the accumulated benefits payable to our NEOs under KRIP and KURIP, including the number of years of service credited to each NEO, as applicable. The methods and assumptions for calculating the present value of accumulated benefits generally follow those set forth in FASB ASC Topic 715 and are consistent with those used in our financial statements as described in Note 17 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022. The assumptions used to calculate the present value of accumulated benefits for each NEO are described below.
PENSION BENEFITS TABLE
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
J.V. Continenza(1)	KRIP	3.86	350,140	0
D.E. Bullwinkle(2)	KRIP	18.35	356,392	0
T.R. Taber(3)	KRIP	42.20	302,330	0
	KURIP	1.62	58,593	0
R.D. Vandagriff(4)	KRIP	16.55	377,779	0
R.W. Byrd(5)	KRIP	7.68	248,425	0
J. O’Grady(6)	KRIP	19.67	332,396	0
	KURIP	1.62	0	13,355
(1)	Mr. Continenza had been employed with us for 3.86 years as of December 31, 2022. His accumulated benefit is the value of his account value under the cash balance arrangement in KRIP.
(2)	Mr. Bullwinkle had been employed with us for 18.35 years as of December 31, 2022. His accumulated benefit is the value of his account value under the cash balance arrangement in KRIP.
(3)
Dr. Taber had been employed with us for 42.20 years as of December 31, 2022. His accumulated benefit is the value of his account value under the cash balance arrangement in KRIP. Dr. Taber’s post-petition KURIP benefit of $58,593 is payable to him as a lump sum upon his termination of employment with us (less applicable withholding); this amount was fixed following our emergence from bankruptcy. Dr. Taber no longer has a traditional KRIP benefit as he took a lump sum in-service distribution in 2020.

(4)	Mr. Vandagriff had been employed with us for 16.55 years as of December 31, 2022. His accumulated benefit is the value of his account value under the cash balance arrangement in KRIP.
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(5)	Mr. Byrd had been employed with us for 7.68 years as of December 31, 2022. His accumulated benefit is the value of his account value under the cash balance arrangement in KRIP.
(6)
Mr. O’Grady had been employed with us for 19.67 years as of the date of his separation of service and he accrued 19.67 years of credited service as of such date, which excludes his time with us at a foreign subsidiary. His accumulated benefit is the value of his account value under the cash balance arrangement in KRIP. Mr. O’Grady received a distribution of $13,355 for his KURIP Benefit during 2022 in the form of a lump sum.

Tax-Qualified Retirement Plan: Kodak Retirement Income Plan (KRIP)
We fund a tax-qualified defined benefit pension plan known as the Kodak Retirement Income Plan (KRIP) for all U.S. employees. Effective January 1, 2000, we amended KRIP to include a cash balance component. KRIP’s cash balance component covers employees hired before March 1, 1999 who elected that coverage and all new U.S. employees hired on or after March 1, 1999, including Messrs. Continenza, Bullwinkle, Vandagriff, Byrd and O’Grady. Dr. Taber participated in KRIP’s traditional defined benefit component.
On January 1, 2015, we froze all benefit accruals in the traditional component of KRIP for all participants. Beginning on that date, accruals in KRIP were made under the cash balance component for all participating employees in an amount equal to 7% of the employee’s monthly pay, which had previously been 4% for cash balance participants. The cash balance accrual rate was increased from 7% to 9% effective January 1, 2020, and from 9% to 12% effective January 1, 2022, along with a one-time additional pay credit, effective May 31, 2022. Accruals for Dr. Taber since January 1, 2015 have been made under the cash balance component.
Cash Balance Component
Under KRIP’s cash balance component, a hypothetical account is established for each participating employee and, for every month the employee works, the employee’s account is credited with an amount equal to a percentage of the employee’s monthly pay (i.e., base salary and EXCEL awards, including allowances in lieu of salary for authorized periods of absence, such as illness, vacation or holidays). Prior to January 1, 2015, the cash balance component provided a credit of 4% of an employee’s monthly pay. The credit was increased to 7% starting January 1, 2015, to 9% starting January 1, 2020 and to 12% starting January 1, 2022. In addition, the ongoing balance of the employee’s account earns interest at the 30-year Treasury bond rate. Before 2015, employees vested in their account balance after completing three years of service. Beginning on January 1, 2015, all active employees were immediately vested. Vested benefits under the cash balance component are payable upon normal retirement (age 65), termination or death. Participants in the cash balance component of the plan may choose from among various forms of benefits such as a lump sum, a joint and survivor annuity and a straight life annuity. Effective November 1, 2022, KRIP was amended to allow for a cash balance in-service distribution for employees age 59½ or older. In addition, the prior requirement to commence payment no later than April 1 after attaining age 70½ even if still employed was removed, impacting distributions in 2023 and later.
Traditional Defined Benefit Component
Under the traditional defined benefit component of KRIP, which was frozen as of January 1, 2015, benefits are based upon a participating employee’s average participating compensation (APC). The plan defines APC as one-third of the sum of the employee’s participating compensation for the highest consecutive 39 periods of earnings over the 10 years ending immediately prior to the earliest of January 1, 2015, commencement of payment, or termination of employment. Participating compensation is base salary and any EXCEL award, including allowances in lieu of salary for authorized periods of absence, such as illness, vacation or holidays.
For a participating employee with up to 35 years of accrued service, the annual normal retirement income benefit is calculated by multiplying the employee’s years of accrued service by the sum of: (a) 1.3% of APC not in excess of the average social security wage base, plus (b) 1.6% of APC in excess of the average social security wage base. For an employee with more than 35 years of accrued service, the amount is increased by 1% for each year in excess of 35 years.
The retirement income benefit is not subject to any deductions for social security benefits or other offsets. Participants in the traditional defined benefit component of the plan may choose from among optional forms of benefits such as a straight life annuity, a qualified joint and 50% survivor annuity, other forms of annuity or (under certain circumstances) a lump sum.
An employee may be eligible for normal retirement, early retirement benefits, vested benefits or disability retirement benefits under the traditional defined benefit component depending on the employee’s age and total service when employment with us ends. An employee is entitled to normal retirement benefits at age 65. For early retirement benefits, an employee must have reached age 55 and have at least 10 years of service or, for certain employees, have a combined age and total service equal to 75. Generally, the benefit is reduced if payment begins before age 65. All current employees with traditional retirement benefits
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are eligible to receive an in-service distribution of their traditional retirement benefit at age 65, and current employees who are eligible for early retirement, were employed prior to 1996 and have earned at least 30 years of service are eligible for an in-service distribution of their traditional retirement benefit at age 60. Prior to 2015, employees became vested in their accrued benefit after completing three years of service with us. Beginning January 1, 2015, vesting is immediate.
Non-Qualified Retirement Plan: Kodak Unfunded Retirement Income Plan (KURIP)
Dr. Taber is our only NEO eligible to receive benefits under the Kodak Unfunded Retirement Income Plan (KURIP) as of December 31, 2022. Mr. O’Grady had a balance under KURIP which was paid to him in 2022. KURIP was an unfunded retirement plan that was designed to provide our U.S. employees with pension benefits that (1) made up for the Internal Revenue Code’s limitations on allocations and benefits that may be paid under KRIP and SIP, and (2) recognize deferred compensation that was ignored when calculating benefits under KRIP and SIP.
Benefits due under KURIP were payable upon a participating employee’s termination of employment or death. Upon our emergence from bankruptcy, KURIP was terminated and, as a result, each participating employee’s pre-petition benefit was settled in the form of an equity distribution, consistent with treatment for other similarly situated general unsecured creditors, and post-petition benefits were calculated using September 3, 2013 as the hypothetical last day of employment with us. The post-petition benefit is frozen and payable as a lump sum upon the participating employee’s termination of employment with us (less applicable withholding and deduction).
NON-QUALIFIED DEFERRED COMPENSATION FOR 2022
Except for Mr. Continenza, none of our NEOs have non-qualified deferred compensation.
We maintain our Deferred Compensation Plan for Directors, which allows non-employee directors to defer some or all of their RSU awards into a phantom stock account. Prior to his appointment as our Executive Chairman effective February 20, 2019, Mr. Continenza had elected to defer 241,589 RSUs for his services as a non-employee director to the Deferred Compensation Plan for Directors.
Name	Account Type	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
J.V. Continenza	Deferred RSUs(1)	0	0	(393,791)(2)	0	736,846(3)
(1)
Represents the 241,589 shares of phantom stock credited to his account under the Deferred Compensation Plan for Directors, which were received for services as a non-employee director prior to his appointment as our Executive Director effective February 20, 2019. This account is payable to Mr. Continenza upon his separation from us as a director in shares of our common stock.

(2)	This amount reflects the change in the value of the phantom stock credited to his account under the Deferred Compensation Plan for Directors from December 31, 2021 to December 31, 2022.
(3)
This amount reflects the value of the phantom stock credited to his account under the Deferred Compensation Plan for Directors on December 31, 2022, which was calculated using a stock value of $3.05 per share, which was the closing price of our common stock as of December 30, 2022, the last trading day of the year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The discussion below regarding the amounts payable to our NEOs upon certain employment terminations reflects the amounts payable under our outstanding arrangements as of December 31, 2022.
Potential Benefits upon Termination for Reasons other than Change in Control
Each of our NEOs is or was eligible to receive certain severance payments and benefits in connection with termination of employment under various circumstances. The potential severance benefits payable to our NEOs in the event of termination of employment on December 31, 2022 pursuant to their employment agreements with us and our Officer Severance Policy are described below. For Mr. O’Grady, the Severance Payments Table below shows the actual amounts he received in connection with his voluntary resignation on April 2, 2022.
32

Actual amounts paid or distributed to our NEOs as a result of one of the separation events occurring in the future may be different from those described below due to the fact that many factors affect the amounts of any payments described under the various separation events. For example, factors that could affect the amounts payable include the executive’s base salary and our stock price. At the time of separation of the NEO, we may approve severance terms that vary from those provided in the NEO’s pre-existing individual employment agreement(s), if any, or in relevant employee benefit plans.
In addition to the benefits outlined in our NEO’s employment agreements and our Officer Severance Policy, our NEOs were eligible to receive any benefits provided under our benefit and compensation plans applicable to U.S. employees generally, such as distributions under SIP, outplacement services under our Termination Allowance Plan, frozen KURIP benefits (for Dr. Taber and Mr. O’Grady), and disability benefits (for Mr. Continenza), in accordance with those plans and policies. Our NEOs will also be eligible to receive any present value of accrued benefits as set forth in “Pension Benefits for 2022” beginning on page 30.
Following termination of employment, Messrs. Bullwinkle, Vandagriff, Byrd and O’Grady and Dr. Taber are subject to compliance with the post-termination restrictive covenants set forth in his Eastman Kodak Company Employee’s Agreement, in addition to any covenants under individual arrangements with us. These covenants generally prohibit these NEOs from disclosing our proprietary or confidential information, engaging in certain activity in competition with us for up to 18 months after termination of employment with us and for one year after termination of employment with us, from soliciting any of our employees to leave employment with us, or soliciting any of our customers or suppliers to do business with any of our competitors. Mr. Continenza is party to an Eastman Kodak Company Employee’s Agreement that prohibits him from disclosing our proprietary or confidential information.
Pursuant to his employment agreement, Mr. Continenza is prohibited from soliciting any of our employees to leave employment with us, or soliciting any of our customers to do business with any of our competitors (or reduce its business with us), for 12 months after termination of his employment with us.
Potential Benefits upon Termination following a Change in Control (Double Trigger)
Our employment agreement with Mr. Bullwinkle provides for payments if there is an involuntary termination of his employment within two years following a “change in control” (commonly referred to in combination as a “double trigger”). A “change in control” generally occurs upon (1) any person or group becoming the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power to elect directors, (2) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving us that requires the approval of our shareholders, (3) a sale of all or substantially all of our assets (other than to an affiliate); or (4) approval by our shareholders of a complete liquidation or dissolution of us.
In the event of a termination within two years following a change in control, Mr. Bullwinkle would be entitled to receive the same payments and benefits that they would receive upon a termination of employment for good reason. Please see “Potential Benefits upon Termination for Reasons other than Change in Control” beginning on page 32 and “Individual Termination Arrangements” below for a description of those payments and benefits.
Individual Termination Arrangements
Under their employment agreements, Messrs. Continenza and Bullwinkle are eligible to receive severance benefits payable in connection with termination without cause or with good reason, subject to:
•	Execution of a general release and covenant not to sue in favor of us;
•	Compliance with non-solicitation (and in the case of Mr. Bullwinkle, non-competition) provisions following termination of employment; and
•	The understanding that severance payments provided under the employment agreements are in lieu of those provided under our Termination Allowance Plan.
James V. Continenza
Under the terms of his employment agreement, Mr. Continenza would be eligible for certain severance benefits in the event his employment is terminated.
The employment agreement provides the following definitions:
•
“Cause” means any of the following: (1) his willful and continued failure or to attempt to perform the usual, customary or reasonable functions of his positions other than due to a disability or approved leave; (2) his gross negligence or willful misconduct in the performance of his duties or obligations to us that has caused material injury to us; (3) his conviction of any felony (other than a felony predicated on your vicarious liability or involving a traffic violation) or crime involving moral

33

turpitude; (4) his unlawful possession, use or sale of narcotics or other controlled substances on our premises, or performing job duties while under the influence of illegally used controlled substances; (5) his material breach of the agreement; (6) his material breach of a requirement of our Business Conduct Guide; or (7) his material breach of his Eastman Kodak Company Employee’s Agreement.
•
“Good Reason” means (1) a material breach of the agreement by us; (2) a material reduction in or adverse modification of the nature and scope of his authority, duties, responsibilities, or privileges (whether or not accompanied by a change in title); (3) a material diminution in or failure by us to timely pay any compensation, including your base salary, annual cash performance incentive or long term incentive compensation; or (4) a refusal to allow him to work remotely consistent with his historical practices.

The amount and nature of the severance benefits he would be eligible to receive vary depending on the circumstances surrounding termination as described below:
Termination by Us without Cause or by the NEO with Good Reason. If Mr. Continenza’s employment is terminated by us without cause or by him with good reason, he would be eligible to receive (less applicable withholding and deduction):
•	an amount equal to two years of salary plus two years of annual incentive awards;
•	an amount equal to earned but unpaid annual incentive for the fiscal year ending immediately prior to the year in which his employment was terminated;
•
an amount equal to the annual incentive in respect of the fiscal year in which his termination of employment occurs, pro-rated based upon the number of days from the beginning of such fiscal year through the date of termination of employment;

•	accelerated vesting of the next tranche of outstanding unvested RSUs that would have vested but for the termination of his employment; and
•	continued participation in all health, medical and dental plans and programs maintained by the Company for 24 months with payment by us of all required contributions to maintain such coverage.
Termination by Us for Cause or by the NEO without Good Reason. If Mr. Continenza’s employment is terminated by us for cause or by him without good reason, he would not be eligible to receive any severance benefits, and he would forfeit any unvested equity-based compensation.
Termination for Disability or Death. In the event Mr. Continenza’s employment is terminated due to his disability or death, he or his estate, as applicable, would be eligible to receive (less applicable withholding and deduction) his accrued compensation, earned but unpaid annual incentive awards for the fiscal year ending immediately prior to the year of the termination, an amount equal to the annual incentive in respect of the fiscal year in which the termination occurs, pro-rated based upon the number of days from the beginning of such fiscal year through the date of termination, and accelerated vesting of the next tranche of unvested RSUs. All unvested portions of remaining RSUs would be forfeited.
Change in Control. No payments are made to Mr. Continenza in connection with a change in control.
David E. Bullwinkle
Under the terms of his employment agreement, Mr. Bullwinkle will be eligible for certain severance benefits in the event his employment is terminated.
The employment agreement provides the following definitions:
•
“Cause” means any of the following: (1) his continued failure to perform his duties in a manner deemed satisfactory by your supervisor; (2) his failure to follow a lawful written directive of our CEO, his supervisor or the Board; (3) his willful violation of any material rule, regulation, or policy that may be established from time to time for the conduct of our business; (4) his unlawful possession, use or sale of narcotics or other controlled substances, or performing job duties while illegally used controlled substances are present in his system; (5) any act or omission or commission by him in the scope of his employment (i) which results in the assessment of a civil or criminal penalty against his or us, or (ii) which in the reasonable judgment of his supervisor could result in a material violation of any foreign or U.S. federal, state or local law or regulation having the force of law; (6) his conviction of or plea of guilty or no contest to any crime involving moral turpitude; (7) any misrepresentation of a material fact to, or concealment of a material fact from, his supervisor or any other person in the Company to whom he has a reporting relationship in any capacity; or (8) his breach of our Business Conduct Guide or his Eastman Kodak Company Employee’s Agreement.

•
“Good Reason” means any of the following: (1) a material diminution in his total target cash compensation (salary and target annual incentive); (2) a material diminution in his authority or responsibilities; (3) the transfer of his primary work site to a new primary work site that increases his one-way commute to work by more than 35 miles; (4) any material breach of the agreement by us; (5) any purported termination by us of his employment other than as expressly permitted by the agreement; or (6) a change in control followed by his involuntary termination within two years of the change in control.

34

The amount and nature of the severance benefits he would be eligible to receive vary depending on the circumstances surrounding termination as described below:
Termination by Us without Cause or by the NEO with Good Reason. If Mr. Bullwinkle’s employment is terminated by us without cause or by him with good reason, he is eligible to receive (less applicable withholding and deduction):
•	an amount equal to his annual base salary;
•	continued vesting of his equity grants in accordance with the terms of such awards; and
•	annual incentive eligibility consisting of EXCEL as governed by the terms of the EXCEL Plan and applicable award agreement.
Termination by Us for Cause or by the NEO without Good Reason. If Mr. Bullwinkle’s employment is terminated by us for cause or by him without good reason, he is not eligible to receive any severance benefits and he forfeits any unvested equity-based compensation.
Termination for Disability or Death. In the event Mr. Bullwinkle’s employment is terminated due to his disability or death, he or his estate, as applicable, will be eligible to receive (less applicable withholding and deduction) continued vesting of his equity awards in accordance with the terms of such awards and a pro rata EXCEL award, if earned, as governed by the terms of the EXCEL Plan and applicable award agreement.
Change in Control. No payments are made to Mr. Bullwinkle in connection with a change in control unless the change in control is followed by an involuntary termination within two years following the change in control, in which case he then would be eligible to receive the severance benefits described above for a “Termination by Us without Cause or by the NEO with Good Reason.”
Dr. Taber and Messrs. Vandagriff and Byrd
Under our Officer Severance Policy, Dr. Taber and Messrs. Vandagriff and Byrd each would be eligible for certain severance benefits in the event his employment is terminated. The amount and nature of the severance benefits each would be eligible to receive vary depending on the circumstances surrounding termination as described below:
Termination by Us without Cause or by the NEO with Good Reason. If the employment of Dr. Taber or Mr. Vandagriff or Byrd is terminated by us without cause or by him with good reason (including an involuntary termination within two years following a change in control), he would be eligible to receive (less applicable withholding and deduction):
•	an amount equal to 100% of his annual base salary (100% of his total target cash compensation for Dr. Taber);
•	modified accelerated vesting of his equity grants in accordance with the terms of such awards; and
•	eligibility for an EXCEL award for the fiscal year in which the termination occurs, if earned, as governed by the terms of the EXCEL Plan and applicable Administrative Guide or Award Notice.
Termination by Us for Cause or by the NEO without Good Reason. If the employment of Dr. Taber or Mr. Vandagriff or Byrd is terminated by us for cause or by him without good reason, he is not eligible to receive any severance benefits and he forfeits any unvested equity-based compensation.
Termination for Disability or Death. In the event the employment of Dr. Taber or Mr. Vandagriff or Byrd is terminated due to his disability or death, he or his estate, as applicable, will be eligible to receive (less applicable withholding and deduction) continued vesting of his equity awards in accordance with the terms of such awards.
Change in Control. No payments are made to Dr. Taber or Messrs. Vandagriff or Byrd in connection with a change in control unless the change in control is followed by an involuntary termination within two years following the change in control, in which case the terminated individual would then be eligible to receive the severance benefits described above for a “Termination by Us without Cause or by the NEO with Good Reason.
Mr. O’Grady
Mr. O’Grady voluntarily resigned on April 2, 2022, with no right to severance benefits. As recognition of his strong contributions to the Company during his tenure, we agreed to provide him severance pay in the amount of $201,219 and the cost of one-year of COBRA coverage for him and his family of an additional $37,563, for a total severance benefit of $238,782.
Potential Benefits upon Change in Control
Under our 2013 Omnibus Incentive Plan, upon a change in control, we may provide for accelerated exercisability, lapse of restrictions or deemed satisfaction of performance goals with respect to any outstanding awards. The events constituting a change in control under our 2013 Omnibus Incentive Plan include the change in control events described above for the employment agreement with Mr. Bullwinkle, and also include a change in the composition of the Board such that within a period of 24 consecutive months, individuals who were either directors at the beginning of such 24-month period or were elected or nominated by at least two-thirds of such directors cease for any reason to constitute at least a majority of the Board.
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SEVERANCE PAYMENTS TABLE
The table below generally estimates the incremental amounts payable upon a termination of employment by us under various circumstances as if the NEO’s last date of employment was December 31, 2022, using the closing price of our common stock as of December 30, 2022 (the last trading day of the year), which was $3.05, and including all outstanding grants through the assumed last date of employment of December 31, 2022. The table does not include the pension benefits nor non-qualified deferred compensation that would be paid to an NEO, which are set forth in the Pension Benefits Table and Non-Qualified Deferred Compensation Table on the previous pages, except to the extent that the NEO is entitled to an additional benefit as a result of the termination. The amounts shown for Mr. O’Grady are the actual amounts he received as a result of his voluntary resignation on April 2, 2022.
	Termination Without Cause or With Good Reason(1) ($)	Termination For Cause or Without Good Reason ($)	Voluntary Resignation ($)	Termination Based on Disability ($)	Termination Based on Death ($)
J.V. Continenza
Cash Severance(2)	4,000,000	0	0	0	0
Restricted Stock/RSUs(3)	610,000	0	0	610,000	610,000
Stock Options	0	0	0	0	0
Benefits/Perquisites(5)	113,307	0	0	0	0
Total	4,723,307	0	0	610,000	610,000
D.E. Bullwinkle
Cash Severance(2)	460,000	0	0	0	0
Restricted Stock/RSUs	0	0	0	0	0
Stock Options(4)	45,756	0	0	45,756	45,756
EXCEL(5)	0	0	0	0	0
Benefits/Perquisites(5)	4,500	0	0	0	0
Total	510,256	0	0	45,756	45,756
T.R. Taber
Cash Severance(2)	660,000	0	0	0	0
Restricted Stock/RSUs	0	0	0	0	0
Stock Options	0	0	0	0	0
Benefits/Perquisites(5)	4,500	0	0	0	0
Total	664,500	0	0	0	0
R.D. Vandagriff
Cash Severance(2)	350,000	0	0	0	0
Restricted Stock/RSUs	0	0	0	0	0
Stock Options(4)	45,756	0	0	45,756	45,756
Benefits/Perquisites(5)	4,500	0	0	0	0
Total	400,256	0	0	45,756	45,756
R.W. Byrd
Cash Severance(2)	325,000	0	0	0	0
Restricted Stock/RSUs	0	0	0	0	0
Stock Options(4)	45,756	0	0	45,756	45,756
Benefits/Perquisites(5)	4,500	0	0	0	0
Total	375,256	0	0	45,756	45,756
36

	Termination Without Cause or With Good Reason(1) ($)	Termination For Cause or Without Good Reason ($)	Voluntary Resignation ($)	Termination Based on Disability ($)	Termination Based on Death ($)
J. O’Grady
Cash Severance(2)	—	—	201,219	—	—
Benefits/Perquisites(5)	—	—	37,563	—	—
Total	—	—	238,782	—	—
(1)	For Mr. Bullwinkle, “good reason” includes an involuntary termination within two years following a change in control.
(2)
The cash severance amount for Mr. Continenza is equal to 2 times base salary plus 2 times annual incentive. The cash severance amounts for Messrs. Bullwinkle, Vandagriff and Byrd is equal to 1 times annual base salary. The cash severance amount for Dr. Taber is equal to 1 times his total target cash compensation (base salary plus EXCEL target award). The severance amount for Mr. O’Grady is the actual amount he received.

(3)
Mr. Continenza has unvested RSUs from grants in 2021 and 2022. In the event of all termination reasons except in the case of termination for cause or without good reason or voluntary resignation, these grants have an accelerated vesting provision for the first tranche of equity to vest following the date of termination, all other unvested RSUs and stock options would be forfeited. As at December 31, 2022 there would be accelerated vesting of 100,000 RSUs from his February 26, 2021 contractual grant and 100,000 RSUs from his February 26, 2022 contractual grant.

(4)
The stock option awards for Messrs. Bullwinkle, Byrd, and Vandagriff granted in 2020 have an accelerated vesting provision for all termination reasons except in the case of termination for cause or without good reason. This provides for the first tranche of equity to vest following the date of termination; all other unvested RSUs and stock options would be forfeited.

(5)
In the event of termination without cause, each NEO is eligible to receive outplacement services valued at $4,500 provided in accordance with our Termination Allowance Plan, and Mr. Continenza is also eligible for continued participation in all health, medical and dental plans for 24 months and payment of all required contributions for such coverage. The amount for Mr. O’Grady is the payment he received for the cost of one-year of COBRA coverage for him and his family. In the event of termination due to disability, each NEO is eligible to receive benefits under our long-term disability plan. In the event of termination due to death, each NEO is eligible to receive $50,000 in term life insurance provided under our employee life insurance plan.

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of James V. Continenza, our Executive Chairman and Chief Executive Office (our CEO).
For 2022, the median of the annual total compensation of all employees of the Company (other than our CEO) was $55,106, and the annual total compensation of our CEO was $2,703,120. Based on this information, we reasonably estimate that the ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees for 2022 was 49 to 1.
To identify the median employee, we used the following methodology and material assumptions, adjustments and estimates:
•
We selected October 1, 2022, as the date upon which we would identify our median employee. We determined that as of such date, our overall employee population consisted of approximately 4,198 employees, of which approximately 48% were located in the U.S.

•
To identify our median employee, as permitted by the de minimis exception in Item 402(u), we excluded from our overall employee population the employees located in the following countries, which consisted of 196 employees in total: Austria, 4; Denmark, 6; Finland, 2; Netherlands, 13; Poland, 11; Russia, 2; Spain, 23; Sweden, 9; Switzerland, 11; UAE, 9; Argentina, 7; Brazil, 22; Colombia, 4; Hong Kong, 5; Indonesia, 1; Malaysia, 3; New Zealand, 4; Singapore, 24; South Korea, 27; Taiwan, 1; Thailand, 7; and Vietnam, 1.

•
From our adjusted employee population, we compared the amount of base salary plus bonus and sales incentive from January 1, 2022 through September 30, 2022. We did not prorate the compensation of part-time employees or newly hired employees for this period. For an employee located outside the U.S. who was compensated using non-U.S. currency, we converted the employee’s compensation to U.S. dollars using the exchange rate in effect on October 1, 2022. We did not make any cost-of-living adjustments.

After we identified our median employee, we calculated the median employee’s annual total compensation for 2022 in accordance with the requirements of the applicable SEC rules. For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement. To calculate the pay ratio, we divided our CEO’s annual total compensation by our median employee’s annual total compensation.
37

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following table and related disclosures. The information contained in this section shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
PAY VERSUS PERFORMANCE TABLE
The following table sets forth the compensation information of our Principal Executive Officer (PEO) and the average compensation for our other named executive officers (non-PEO NEOs), along with the total shareholder return and net income for each of fiscal year 2022, 2021 and 2020. For further information regarding our executive compensation programs, please refer to “Compensation Discussion and Analysis” starting on page 18.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(1)	Average Compensation Actually Paid to non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income	Company- Selected Measure(5)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)
2022	$2,703,120	$1,862,776	$478,669	$464,672	$66	$126	$26,000,000	—
2021	$6,042,091	$4,167,196	$459,305	$343,204	$101	$162	$24,000,000	—
2020	$11,962,882	$35,160,284	$675,223	$939,203	$175	$128	($541,000,000)	—
(1)	Our PEO for 2020 through 2022 was James V. Continenza. The individuals comprising our non-PEO NEOs for each year were as follows:
2020	2021	2022
David E. Bullwinkle	David E. Bullwinkle	David E. Bullwinkle
Roger W. Byrd	John O’Grady	Terry R. Taber
		Randy D. Vandagriff
		Roger W. Byrd
		John O’Grady
(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to the PEO in 2022, 2021 and 2020, as computed in accordance with Item 402(v) of Regulation S-K. Equity compensation fair value was calculated based on assumptions determined in accordance with FASB ASC Topic 718. The dollar amounts do not necessarily reflect the actual amount of compensation earned by or paid to the PEO during the applicable fiscal years.

PEO Compensation Actually Paid Detail
Compensation Element	Compensation Actually Paid Detail
	2020	2021	2022
Summary Compensation Table (SCT) Reported Total Compensation	$11,962,882	$6,042,091	$2,703,120
Aggregate SCT Reported Equity Compensation (-)	($11,112,869)	($5,000,000)	($1,428,000)
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	$0	$1,404,000	$915,000
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)	$0	$0	($326,000)
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	$34,623,783	$1,724,000	$0
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Vested During Covered FY (+/-)	($312,324)	$0	$8,000
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	$0	$0	$0
38

PEO Compensation Actually Paid Detail
Compensation Element	Compensation Actually Paid Detail
	2020	2021	2022
Aggregate Change in the Actuarial Present Value of the Accumulated Benefits under Actuarial Pension Plans Reported in the SCT (-)	($25,973)	($26,324)	($278,604)
Actuarially Determined Service Costs for Services Rendered During the Fiscal Year (+)	$24,786	$23,429	$33,524
Cost/Credit of Benefits Granted During the Covered FY Attributed to Services Rendered in Periods Prior to an Amendment/Initiation (+)	$0	$0	$235,736
Compensation Actually Paid Determination	$35,160,284	$4,167,196	$1,862,776
(3)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the non-PEO NEOs in 2022, 2021 and 2020, as computed in accordance with Item 402(v) of Regulation S-K. Equity compensation fair value was calculated based on assumptions determined in accordance with FASB ASC Topic 718. The dollar amounts do not necessarily reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs during the applicable fiscal years.

Average Non-PEO NEOs Compensation Actually Paid Detail
Compensation Element	Compensation Actually Paid Detail
	2020	2021	2022
Summary Compensation Table (SCT) Reported Total Compensation	$675,223	$459,305	$478,669
Aggregate SCT Reported Equity Compensation (-)	($322,267)	$0	$0
Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	$277,252	$0	$0
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)	$206,909	($54,935)	($12,962)
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY (+)	$0	$0	$0
Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Vested During Covered FY (+/-)	$107,306	($59,086)	$1,059
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY (-)	$0	$0	$0
Aggregate Change in the Actuarial Present Value of the Accumulated Benefits under Actuarial Pension Plans Reported in the SCT (-)	($29,518)	($25,053)	($100,835)
Actuarially Determined Service Costs for Services Rendered During the Fiscal Year (+)	$24,298	$22,974	$27,382
Cost/Credit of Benefits Granted During the Covered FY Attributed to Services Rendered in Periods Prior to an Amendment/Initiation (+)	$0	$0	$71,360
Compensation Actually Paid Determination	$939,203	$343,204	$464,672
(4)	Cumulative total shareholder return (TSR) calculated based on an assumed $100 investment as of December 31, 2019. Peer Group TSR reflects the TSR of the S&P Small Cap 600 IT (total return).
(5)
All compensation issued by the us during the three most recently completed fiscal years has been pursuant to contractual obligations. There have been no financial performance measures used by us to link compensation for the most recently completed fiscal year to the Company’s performance. Therefore, we are not able to use a Company-selected measure. See “Financial Performance Measures” below.

39

Financial Performance Measures
Our Compensation, Nominating and Governance Committee (the Committee) reviews a variety of Company-wide and individual factors, as well as peer practices, when considering compensation actions with respect to our executive officers. Over the past three most recently completed fiscal years, in recognition of market conditions, no payments were made under our annual variable incentive program which has been historically used to link executive officer compensation with the Company’s financial performance. Furthermore, any equity award issuances over the three most recently completed fiscal years have been made in the form of RSUs or stock options with vesting dependent upon continued employment and the compensation value ultimately realized by our executive officers remains subject to significant variation over time (e.g., forfeiture of unvested awards prior to vesting, variation in stock price prior to award monetization). As all compensation issued by us during the three most recently completed fiscal years has been pursuant to contractual obligations, there were no financial performance measures used by us to link compensation for the most recently completed fiscal year to the Company’s performance.
Compensation Actually Paid versus TSR

Compensation Actually Paid vs. TSR
Compensation Actually Paid
$35m
$30m
$25m
$20m
$15m
$10m
$5m
$0m
$35m
$0.9m
$4m
$0.3m
$2m
$0.5m
2020
2021
2022
Total Shareholder Return (Value of Fixed $100 Investment)
200
150
100
50
0
Compensation Actually Paid for PEO
Average Compensation Actually Paid for Non-PEO NEOs
Eastman Kodak Total Shareholder Return
S&P 600 Small Cap IT (Total Return) Total Shareholder Return

Compensation Actually Paid versus Net Income

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$35m
$30m
$25m
$20m
$15m
$10m
$5m
$0m
$100m
$0m
($100)m
($200)m
($300)m
($400)m
($500)m
($600)m
Net Income
$35m
$0.9m
$4m
$0.3m
$2m
$0.5m
2020
2021
2022
Compensation Actually Paid for PEO
Average Compensation Actually Paid for Non-PEO NEOs
Eastman Kodak Net Income

40

DIRECTOR COMPENSATION
Introduction
Historically, our directors have been compensated through a combination of cash retainers and equity. We do not pay employee directors for Board service in addition to their regular employee compensation. The following table reflects the amounts earned or granted to our non-employee directors for a full year of service, subject to proration based on period of service.
	Cash Retainer ($)	Committee Chair/Board Chair Fee ($)	Equity Value ($)	Total Retainer ($)
B. Thomas Golisano	90,000	—	100,000	190,000
Philippe D. Katz	90,000	20,000	100,000	210,000
Kathleen B. Lynch	90,000	20,000	100,000	210,000
Jason New	90,000	—	100,000	190,000
Darren L. Richman	90,000	—	100,000	190,000
Michael E. Sileck Jr.	90,000	—	100,000	190,000
The amounts shown in the schedule above and in the 2022 Director Compensation table below do not reflect the value of awards actually realized by the directors in fiscal year 2022, because the Board, upon the recommendation of the Compensation, Nominating and Governance Committee, adjusted the grant date and vesting schedule for the grants of directors’ equity awards to coincide with the annual meeting of shareholders.
Following the 2022 Annual Meeting, directors have been paid a cash retainer in quarterly installments, and on the day following the 2022 Annual Meeting, directors received a grant of RSUs that vest on May 16, 2023, the day immediately preceding the 2023 annual meeting of shareholders (except that Mr. Richman will be paid $100,000 of cash on May 16, 2023 in lieu of RSUs). Directors were eligible to elect to receive RSAs that vest in quarterly installments in lieu of the cash retainer.
2022 Director Compensation Table
Our non-employee directors received the following compensation in 2022:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
B. Thomas Golisano	45,000(2)	100,000	145,000
Philippe D. Katz	—	210,000(2)(3)	210,000
Kathleen B. Lynch	110,000	100,000	210,000
Jason New	45,000(2)	100,000	145,000
Darren L. Richman	45,000(2)(4)	—	45,000
Michael E. Sileck Jr.	90,000	100,000	190,000
(1)
Pursuant to the previous determination of the Board that annual director grants be made on the day following the annual meeting of shareholders, the 2022 RSUs were granted effective May 18, 2022, and vest on May 16, 2023, the day immediately preceding the 2023 annual meeting of shareholders. The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718.

(2)
Messrs. Golisano, Katz, New and Richman elected to receive RSAs in lieu of their cash retainer for the period from May 19, 2021 to May 18, 2022. They received their retainer in cash for the period May 18, 2022 to May 17, 2023.

(3)
Mr. Katz elected to receive RSAs in lieu of the cash retainer for the period May 18, 2022 to May 17, 2023. The grant used a reference price of $10 per share of common stock to determine the number of equity awards to grant, rather than the closing price of our common stock on the date of grant.

(4)	Mr. Richman elected to receive cash in lieu of the annual stock grant of RSUs, which will be paid to him following the date of the 2023 annual meeting of shareholders.
41

The following table reports the outstanding restricted stock awards and stock option awards held by each of the non-employee directors as of December 31, 2022:
Aggregate Stock and Option Awards Outstanding at Fiscal Year End
Name	Stock Awards Unvested (#)	Stock Options Vested (#)
B. Thomas Golisano	22,075	0
Philippe D. Katz	27,575	45,095
Kathleen B. Lynch	22,075	0
Jason New	22,075	37,579
Darren L. Richman	—	0
Michael E. Sileck Jr.	22,075	0
Share Ownership Guidelines
Our directors are subject to share ownership guidelines, which were adopted on August 11, 2015. Our directors are required to accumulate certain levels of ownership of our equity securities within five years of first becoming a director, as follows:
Holding Requirement
Title	Target Share Ownership	Before Target Met	After Target Met
Director	3X annual cash retainer	None	None
Deferred Compensation
Effective December 26, 2013, we adopted the Deferred Compensation Plan for Directors, which allows non-employee directors to defer some or all of their Board retainer and RSU awards into a phantom stock account.
Pursuant to this plan, Messrs. Katz and New and Ms. Lynch each elected to defer 22,075 restricted stock unit awards granted on May 18, 2022.
Expense Reimbursement
We reimburse our directors for reasonable travel expenses incurred in connection with attending Board, committee and shareholder meetings and other Board business events.
42

PROPOSAL 2
PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We describe the compensation of our named executive officers in the “Executive Compensation” section of this Proxy Statement. Pursuant to Section 14A of the Exchange Act, you are voting on a proposal, commonly known as a “say-on-pay” proposal, which gives our shareholders the opportunity to approve, on an advisory basis, the compensation of our named executive officers through the following resolution:
RESOLVED, that the shareholders of Eastman Kodak Company approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders.
At our 2020 annual meeting of shareholders, we recommended, and our shareholders approved, that we hold this non-binding, advisory vote on executive compensation on an annual basis. The next required vote on frequency will occur at our 2026 annual meeting of shareholders.
We believe that the compensation of our named executive officers for 2022 was appropriate and aligned with our financial results and strategic plan.
In order to be approved on an advisory basis, this proposal must receive the affirmative vote of the majority of votes cast by holders entitled to vote thereon. Because your vote is advisory, it will not be binding on our Board of Directors. However, our Board values the opinions that our shareholders express in their votes and will take the results of the vote into account when considering future executive compensation arrangements as it deems appropriate.
The Board of Directors recommends you vote FOR the advisory resolution to approve the compensation of our named executive officers.
43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL SECURITY OWNERSHIP OF MORE THAN 5% OF THE COMPANY’S SHARES
The table below presents certain information as of March 23, 2023 regarding the persons known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock and our Series C preferred stock, with percentages based on 79,340,439 shares of common stock outstanding and 1,096,797 shares of Series C preferred stock outstanding as of March 23, 2023. We also have 1,000,000 shares of 4.0% Series B Convertible Preferred Stock (Series B preferred stock) outstanding that do not have voting rights at the Annual Meeting.
Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class Beneficially Owned	Number of Shares of Series C Preferred Stock Beneficially Owned	Percent of Class Beneficially Owned
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	4,253,199(1)	5.36%	—	—
GO EK Ventures IV, LLC B. Thomas Golisano 7632 County Road 42 Victor, New York, 14564-8906	11,146,145(2)	12.32%	1,110,507(2)	100%
George and Renee Karfunkel 1671 52nd Street Brooklyn, New York 11204	5,027,724(3)	6.33%	—	—
K.F. Investors LLC, et al. 160 Broadway New York, New York 10038	10,537,451(4)(5)	13.28%	—	—
Kennedy Lewis Management LP, et al. 111 West 33rd Street, Suite 1910 New York, New York 10120	6,485,427(6)	8.17%	—	—
Southeastern Asset Management, Inc., et al. 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	9,353,800(7)	10.53%	—	—
(1)
BlackRock, Inc. (BlackRock) reports sole voting power with respect to 4,144,621 shares and sole dispositive power with respect to 4,253,199 shares. This information is based on a Schedule 13G filed by BlackRock on February 3, 2023.

(2)
B. Thomas Golisano, a current director, is the sole member of GO EK Ventures. GO EK Ventures and Mr. Golisano have the sole power to vote or to direct the vote of, and sole power to dispose or to direct the disposition of, 11,105,070 shares of common stock underlying the Series C preferred stock. The Series C preferred stock is convertible at any time into shares of our common stock at a conversion rate of 10 shares of common stock for each share of Series C preferred stock held by GO EK Ventures. The amount shown also includes 137,100 shares of common stock issuable upon conversion of 13,710 shares of Series C preferred stock issuable on April 15, 2023 as a dividend payable in kind. For purposes of determining the percent of beneficial ownership of GO EK Ventures, the shares of common stock underlying the Series C preferred stock are included in the outstanding share amount. This information is based on a Schedule 13D/A filed by the reporting persons on October 4, 2022 and Section 16 reports filed with the SEC by GO EK Ventures and Mr. Golisano. 41,075 shares over which Mr. Golisano has direct beneficial ownership are included above and reported below in “Beneficial Security Ownership of Directors, Nominees and Executive Officers.”

(3)
George and Renee Karfunkel each reports shared voting and shared dispositive power with respect to 4,490,145 shares of our common stock. The amount shown includes Mr. Karfunkel’s presently exercisable options to purchase 37,579 shares of our common stock and 500,000 shares of our common stock owned by the Chesed Foundation of America, a charitable foundation controlled by Mr. Karfunkel. This information is based on a Schedule 13D/A filed by Mr. and Mrs. Karfunkel on January 14, 2021 and Section 16 reports filed with the SEC by Mr. and Mrs. Karfunkel.

(4)
This information is based on a Schedule 13D/A filed on August 3, 2020 by the following reporting persons who have agreed to act as a “group” within the meaning of Section 13(d)(3) of the Exchange Act: K.F. Investors, LLC (KF Investors) reports

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sole voting and sole dispositive power with respect to 5,044,023 shares; Momar Corporation (Momar) reports sole voting and sole dispositive power with respect to 3,139,741 shares; Marneu Holding Company (Marneu) reports sole voting power and sole dispositive power with respect to 614,041 shares; United Equities Commodities Company (UECC) reports sole voting and sole dispositive power with respect to 1,519,646 shares; 111 John Realty Corp (111 John) reports sole voting and sole dispositive power with respect to 170,000 shares; Moses Marx reports sole voting power and sole dispositive power with respect to 2,353,687 shares, which includes 50,000 shares held directly and indirect ownership of 1,519,646 shares held by UECC, 614,041 shares held by Marneu and 170,000 shares held by 111 John.
(5)
Dr. Joseph Fink and our director, Philippe Katz, may be deemed to have indirect beneficial ownership of the shares beneficially owned by the reporting persons by virtue of their positions with the entities. Mr. Katz is the son-in-law of Moses Marx. Dr. Fink and Mr. Katz are managing members of KF Investors, a New York limited liability company. Dr. Fink is the President, Treasurer and a director and Mr. Katz is Vice President, Secretary and a director of Momar, a New York corporation. Dr. Fink and Messrs. Katz and Marx are general partners of UECC, a New York general partnership. Mr. Marx holds a 99% general partnership interest in UECC. The general partners of Marneu, a New York general partnership are Moses Marx and United Equities Realty Associates, a New York general partnership, of which Dr. Fink and Messrs. Katz and Marx are general partners. Mr. Marx holds a direct and indirect 71.4285% general partnership interest in Marneu. Dr. Fink and Messrs. Katz comprise the board of directors and President, Treasurer, and Secretary, respectively, of 111 John, a New York corporation.

209,666 shares over which Mr. Katz has direct beneficial ownership are not included above but are reported below in “Beneficial Security Ownership of Directors, Nominees and Executive Officers.”
(6)
This information is based on a Schedule 13D filed by Kennedy Lewis Management LP (Adviser), et al. on March 28, 2022 and Section 16 reports filed with the SEC by Kennedy Lewis Management LP (Adviser), et al.

KLIM Fund I, Kennedy Lewis GP LLC (Fund I GP) and Kennedy Lewis Investment Holdings LLC (Holdings I) each reports sole voting and sole dispositive power with respect to 740,988 shares of common stock, which includes (i) 543,988 shares of common stock issuable upon conversion of a convertible note held by KLIM Fund I, including upon conversion of accrued interest payable in kind, and (ii)197,000 shares of common stock held directly by KLIM Fund I. The amounts reported in the table above also include 4,052 additional shares of common stock issuable upon conversion of accrued interest payable in kind through May 22, 2023.
KLIM Fund II and Kennedy Lewis GP II LLC (Fund II GP), each reports sole voting and sole dispositive power with respect to 4,123,839 shares of common stock, which includes (i) 2,214,573 shares of common stock issuable upon conversion of a convertible note held by KLIM Fund II, including upon conversion of accrued interest payable in kind, and (ii) 1,909,266 shares of common stock held directly by KLIM Fund II. The amounts reported in the table above also include 16,496 additional shares issuable upon conversion of accrued interest payable in kind through May 22, 2023.
Kennedy Lewis Capital Partners Master Fund III LP (KLIM Fund III) and Kennedy Lewis GP III LLC (Fund III GP) each reports sole voting and sole dispositive power with respect to 1,578,606 shares of common stock held directly by KLIM Fund III.
Kennedy Lewis Investment Holdings II LLC (Holdings II) reports sole voting and sole dispositive power with respect to 5,601,545 shares of common stock.
The Adviser, Kennedy Lewis Investment Management LLC (KLIM), KLM GP LLC (KLM), David Chene and our director, Darren Richman, each reports sole voting and sole dispositive power with respect to 6,329,194 shares of common stock, which includes 21,446 shares granted to Darren Richman for his service on our Board of Directors.
The Adviser acts as investment adviser to KLIM Fund I, KLIM Fund II and KLIM Fund III (collectively, the KLIM Funds). The KLIM Funds delegated to the Adviser voting and investment power over the securities held by the KLIM Funds pursuant to an Investment Management Agreement with the KLIM Funds. As a result, each of the Adviser, KLM, as the general partner of the Adviser, KLIM, as the owner of KLM, and Messrs. Richman and Chene, as managing members and control persons of KLIM, may be deemed to exercise voting and investment power over the shares directly held by the KLIM Funds. Each of the KLIM Funds may be deemed the beneficial owners of the shares such KLIM Fund holds. Fund I GP, as general partner of KLIM Fund I, and Holdings I, as managing member of Fund I GP, may be deemed beneficial owners of the shares held by KLIM Fund I. Fund II GP, as general partner of KLIM Fund II, and Holdings II, as managing member of Fund II GP, may be deemed beneficial owners of the shares held by KLIM Fund II. Fund III GP, as general partner of KLIM Fund III, and Holdings II, as managing member of Fund III GP, may be deemed beneficial owners of the shares held by KLIM Fund III.
(7)
Southeastern Asset Management, Inc. (Southeastern), a registered investment advisor, reports shared voting power with respect to 8,877,610 shares, shared dispositive power with respect to 9,353,800 shares, and no voting power with respect to 476,190 shares. Longleaf Partners Small-Cap Fund, a series of Longleaf Partners Funds Trust, a Massachusetts business trust, reports shared voting power and shared dispositive power with respect to 8,877,610 shares. Southeastern reports that all shares are owned by Southeastern’s investment advisory clients, including Longleaf, and none are owned directly or indirectly by Southeastern. As Chairman of the Board of Southeastern, O. Mason Hawkins may be deemed to control and

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beneficially own the shares reported by Southeastern; however, Mr. Hawkins reports that he does not own directly or indirectly any of the reported shares for his own account. This information is based on a Schedule 13G/A filed by Southeastern, et al. on February 14, 2023. The shares reported include shares of common stock issuable upon conversion of our 4% Series B Preferred Stock. Shares of Series B Preferred Stock are convertible into shares of common stock at a conversion rate of 9.5238 shares of common stock per share of Series B Preferred Stock.
BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
The table below presents certain information as of March 23, 2023 regarding shares of our common stock and shares of our Series C preferred stock held by our directors, nominees, each of our named executive officers and all directors, nominees and executive officers as a group.
Name of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percent of Class Beneficially Owned(1)(2)	Number of Shares of Series C Preferred Stock Beneficially Owned(1)	Percent of Class Beneficially Owned(1)(2)
Directors and Nominees
B. Thomas Golisano	11,146,145(3)	12.32%	1,110,507(3)	100%
Philippe D. Katz	10,757,117(4)	13.55%	—	—
Kathleen B. Lynch	32,075(5)	—	—	—
Jason New	145,548(6)	—	—	—
Darren L. Richman	6,485,427(7)	8.17%	—	—
Michael E. Sileck, Jr.	59,575(8)	—	—	—
Named Executive Officers
David E. Bullwinkle	566,270(9)	—	—	—
Roger W. Byrd	189,491(10)	—	—	—
James V. Continenza	4,111,121(11)	4.99%(12)	—	—
John O’Grady	169,217(13)	—	—	—
Terry R. Taber	311,154(14)	—	—	—
Randy D. Vandagriff	217,773(15)	—	—	—
All directors, director nominees, named executive officers and executive officers as a group (13 persons, including the above)	34,201,404(16)(12)	36.03%(12)	1,110,507(3)	100%
(1)
Under the rules of the SEC, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options or upon the conversion of convertible securities. Shares that may be acquired by the exercise of options within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Percentages are based on 79,340,439 shares of common stock outstanding as of March 23, 2023 except where the person has the right to receive shares within the next 60 days from the conversion of convertible securities or the exercise of options (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding. Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and dispositive power with respect to all of the shares shown as owned by the shareholder.

(2)	We have omitted percentages of less than 1% from the table.
(3)
The amount shown includes 11,105,070 shares of common stock issuable upon conversion of 1,110,507 shares of Series C preferred stock, which are convertible at any time into shares of our common stock at a conversion rate of 10 shares of common stock for each share of Series C preferred stock held by GO EK Ventures, IV, LLC. In addition, the amount shown includes 137,100 shares of common stock issuable upon conversion of 13,710 shares of Series C preferred stock issuable on April 15, 2023 as a dividend payable in kind. Mr. Golisano is the sole member of GO EK Ventures. The amount shown also includes 22,075 RSUs that vest on May 16, 2023 and 19,000 shares held by Mr. Golisano in connection with his service as a director.

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(4)
The amount shown includes presently exercisable options to purchase 45,095 shares of our common stock, 152,496 shares held directly by Mr. Katz and 22,075 RSUs that vest on May 16, 2023. Mr. Katz also may be deemed to have an indirect beneficial ownership interest with respect to shares beneficially owned by certain reporting persons as reflected and further described in footnote 4 to the “Beneficial Security Ownership of More Than 5% of the Company’s Shares” table above. Mr. Katz has 60,510 shares of phantom stock credited to his account under the Deferred Compensation Plan for Directors.

(5)	The amount shown includes 22,075 RSUs that vest on May 16, 2023.
(6)	The amount shown includes 22,075 RSUs that vest on May 16, 2023 and presently exercisable options to purchase 37,579 shares of our common stock.
(7)
The amount shown includes the shares held directly by the KLIM Funds. David K. Chene and Darren L. Richman may be deemed to beneficially own the shares reported by the KLIM Funds due to their relationship with the KLIM Funds as described in Footnote 5 to the “Beneficial Security Ownership of More Than 5% of the Company’s Shares” table above.

(8)	The amount shown includes 22,075 RSUs that vest on May 16, 2023.
(9)	The amount shown includes presently exercisable options to purchase 503,287 shares of our common stock.
(10)	The amount shown includes presently exercisable options to purchase 150,199 shares of our common stock.
(11)
Mr. Continenza holds 1,064,369 shares of common stock and presently exercisable options to purchase 3,800,000 shares of our common stock. Mr. Continenza also has 241,589 shares of phantom stock credited to his account under the Deferred Compensation Plan for Directors. Mr. Continenza’s employment agreement provides that Mr. Continenza will not have the right to exercise any stock options granted to him pursuant to the terms of any award granted to him in February 2019 or July 2020 to the extent that, after giving effect to the issuance of the common stock resulting from such exercise, Mr. Continenza (together with his affiliates and any person acting as a group), would beneficially own more than 4.99% of the then issued and outstanding shares of common stock. Accordingly, the shares reported on the table above as beneficially owned by Mr. Continenza and his percentage ownership of our outstanding shares do not include amounts in excess of Mr. Continenza’s ownership limit.

(12)	The shares and percentage ownership of our outstanding shares do not include amounts in excess of the ownership limit for Mr. Continenza described above in footnote 11 to this table.
(13)	The amount shown includes presently exercisable options to purchase 120,400 shares of our common stock.
(14)	The amount shown includes presently exercisable options to purchase 256,707 shares of our common stock.
(15)	The amount shown includes presently exercisable options to purchase 213,148 shares of our common stock.
(16)	The amount shown includes 5,000 RSUs that vest on April 27, 2023 for executive officers who are not named executive officers.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INTERESTED TRANSACTIONS
Our Board has adopted written policies and procedures relating to approval or ratification of “interested transactions” with “related parties.” Under these policies and procedures, which are posted on our website at https://investor.kodak.com/corporate-governance/supporting-documents, our Compensation, Nominating and Governance Committee reviews the material facts of all interested transactions that require the Committee’s approval. The Compensation, Nominating and Governance Committee will approve or disapprove the interested transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director or board observer may participate in any discussion or approval of an interested transaction for which he or she is a related party, other than providing material information concerning the interested transaction to the Compensation, Nominating and Governance Committee. If an interested transaction will be ongoing, the Compensation, Nominating and Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then, at least annually, must review and assess ongoing relationships with the related party.
Under the Board’s policies and procedures, an “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness), in which the aggregate amount involved will or may be expected to exceed $100,000, our company is a participant and any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “related party” is any person who is or was, since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, an Executive Officer, director or nominee for election as a director or board observer (even if the
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person does not presently serve in that role), a beneficial owner of greater than 5% of our common stock or any immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).
The Board has granted standing pre-approval or ratification for the categories of interested transactions described below. In addition, any interested transaction with a related party in which the aggregate amount involved is expected to be less than $120,000 may be pre-approved by the Chair of the Compensation, Nominating and Governance Committee. Pre-approved interested transactions include:
•
Employment of Section 16 Executive Officers either if the related compensation is required to be reported or if the Section 16 Executive Officer is not an immediate family member of another Section 16 Executive Officer or a director, and the related compensation would be reported if the Section 16 Executive Officer was a “Named Executive Officer” and our Compensation, Nominating and Governance Committee approved (or recommended that the Board approve) such compensation.

•	Any compensation paid to a director if the compensation is required to be reported.
•
Any transaction with another company with which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues.

•
Any charitable contribution, grant or endowment by our company to a charitable organization, foundation or university with which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the charitable organization’s total annual receipts.

•
Any transaction where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends).

•	Any transaction involving a related party where the rates or charges involved are determined by competitive bids.
•	Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.
•	Any transaction with a related party involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services.
The Compensation, Nominating and Governance Committee reviews pre-approved transactions at its regularly scheduled meetings.
Since January 2022, the Company has entered into the following transactions with Interested Parties who have a direct or indirect material interest in the transactions as defined in Item 404 of Regulation S-K under the Exchange Act:
•
Nicholas Continenza, the son of Mr. Continenza, our Executive Chairman and Chief Executive Officer, has been employed by Kodak as Global Commercial Counsel since July 2021. In 2022, Nicholas Continenza received total cash compensation of approximately $189,000 consisting of base salary and bonus amounts. In connection with his hiring, Nicholas Continenza also received an equity grant of 50,000 restricted stock units (RSUs) with a grant date value of $369,500, which RSUs vest over a three-year period and are subject to his continued employment on the applicable vesting dates. Nicholas Continenza is eligible to participate in Kodak’s benefit plans, policies and arrangements that are provided to employees generally.

•
Mr. Richman, a director, is a managing member of KLIM, the owner and control person of KLM GP LLC (KLM). KLM is the general partner of Kennedy Lewis Management LP, which is the investment adviser to the KLIM Funds. On February 26, 2021, the Company entered into the Term Loan Credit Agreement with the KLIM Lenders, as lenders, and Alter Domus (US) LLC, as administrative agent, that provided the Company with (i) an initial term loan in the amount of $225,000,000, which was drawn in full on the same date, and (ii) a commitment to provide delayed draw term loans in an aggregate principal amount of up to $50,000,000 on or before February 26, 2023, which was drawn in full in June 2022. In connection with the Term Loan Credit Agreement, we entered into a letter agreement with KLIM to provide KLIM with certain board nominee rights pursuant to which Mr. Richman was appointed a director of the Company. In addition, pursuant to a securities purchase agreement, the KLIM Lenders purchased from the Company (i) 1,000,000 shares of our common stock for an aggregate purchase price of $10,000,000, and (ii) $25,000,000 aggregate principal amount of the Company’s 5.0% unsecured convertible promissory notes due May 28, 2026 in a private placement transaction. From January 1, 2022 through March 31, 2023, the Company has paid $30,195,000 in interest on the initial term loan and $3,462,000 in interest on the delayed draw term loan. Loan Credit Agreement and has reserved 155,480 shares of common stock issuable upon conversion of the 5.0% unsecured promissory as interest payable in kind. The Company has registered for resale the shares of common stock purchased by the KLIM

48

Lenders from the Company and the shares of common stock issuable upon conversion of the notes pursuant to a registration rights agreement.
•
Mr. Golisano, a director, is the sole member of GO EK Ventures, IV LLC (GO EK Ventures) a greater than 10% beneficial owner of the Company’s shares as reported above in the table “Beneficial Security Ownership of More than 5% of the Company’s Shares.” On February 26, 2021, the Company and GO EK Ventures, entered into a Series C Purchase Agreement pursuant to which the Company sold to GO EK Ventures 1,000,000 shares of Series C preferred stock for a purchase price of $100 per share, representing $100,000,000 of gross proceeds to the Company. In connection with the Series C Purchase Agreement, the Company granted GO EK Ventures board nominee rights pursuant to which Mr. Golisano was nominated as a director of the Company. Series C preferred stock is entitled to cumulative dividends payable quarterly “in-kind” in the form of additional shares of Series C preferred stock at a rate of 5.0% per annum. From January 1, 2022 through the Record Date, the Company has issued 66,053 additional shares of Series C preferred stock to GO EK Ventures as dividends in-kind. The Company has registered for resale the shares of common stock issuable upon conversion of the Series C preferred stock pursuant to a registration rights agreement with GO EK Ventures.

•
Mr. Golisano is also a director and greater than 10% shareholder of Paychex, Inc., (“Paychex”), a provider of human resources and payroll solutions. During the year ended December 31, 2022, the Company paid Paychex approximately $463,000 to provide payroll and other ancillary services. As a director and a beneficial owner of greater than 10% of the Company’s shares, Mr. Golisano may be deemed to have an interest in this transaction but is not expected to have any direct identifiable interest in this transaction. Mr. Golisano did not participate in the negotiation, decision-making process, or approval of the agreement between Paychex and the Company.

•
Mr. Michaels, an executive officer of the Company, is the spouse of Ann Miller Michaels, Chief Sales Officer for Intivity, Inc., a full-service office furniture and supplies company. The Company paid Intivity, Inc. approximately $677,500 in connection with various business transactions during the year ended December 31, 2022. The Company has a long-standing business relationship with Intivity, Inc. which predates Mr. Michaels’ employment with the Company. Further, Mr. Michaels’ position with the Company does not provide him with control over or involvement with the Company’s relationship with Intivity, Inc.

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PRINCIPAL ACCOUNTING FEES AND SERVICES
AUDIT AND NON-AUDIT FEES
The following fees were approved by the Audit and Finance Committee and were billed by Ernst & Young LLP, our independent registered public accounting firm (independent accountants), for services rendered in 2021 and 2022.
Type of Service (in millions)	2021	2022
Audit Fees (1)	$3.279	$2.889
Audit-Related Fees (2)	0.056	0.057
Tax Fees (3)	0.186	0.112
All Other Fees (4)	0.006	0.006
Total	3.527	3.064
(1)
Audit fees related primarily to the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K, quarterly reviews of interim financial statements included in our Quarterly Reports on Forms 10-Q, and statutory audits of certain of our subsidiaries.

(2)	Audit related fees primarily consisted of fees related to the audit of our subsidiary’s retirement plan.
(3)	Tax fees were for tax compliance and assistance services.
(4)	All other fees consisted of non-audit related procurement of an on-line accounting research tool offered by Ernst & Young LLP to its clients.
POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED BY OUR INDEPENDENT ACCOUNTANTS
The Audit and Finance Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the Pre-Approval Policy) requiring the Audit and Finance Committee’s pre-approval of all audit and permissible non-audit services provided by the independent accountants. The Pre-Approval Policy sets forth principles that must be considered by the Audit and Finance Committee in approving services to ensure that the independent accountant’s independence is not impaired; describes the audit, audit-related, tax and other permissible non-audit services that may be provided and the non-audit services that are prohibited; and sets forth the pre-approval requirements for all permitted services.
The Pre-Approval Policy provides for the general pre-approval of specific types of audit, audit-related, tax and other permissible non-audit services and annual approval of a budget for such services. As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit and Finance Committee. In addition, any proposed services exceeding pre-approved budgeted amounts will also require specific pre-approval by the Audit and Finance Committee. The independent accountant is required to report quarterly to the Audit and Finance Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Pre-Approval Policy also delegates to the Audit and Finance Committee’s Chair the authority to pre-approve specific engagements or changes to engagements when it is not practical to bring the matter before the Audit and Finance Committee as a whole. The Audit and Finance Committee may not delegate its responsibilities to pre-approve services performed by the independent accountant to management or to others.
In 2021 and 2022, the Audit and Finance Committee pre-approved all services performed by Ernst & Young LLP.
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PROPOSAL 3
PROPOSAL 3 - RATIFICATION OF THE AUDIT AND FINANCE COMMITTEE’S SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Finance Committee is directly responsible for the selection, compensation, retention, performance and evaluation of our independent registered public accounting firm. The Audit and Finance Committee assesses the selection of the independent registered public accounting firm each year. In addition, the Audit and Finance Committee considers the independence of the independent registered public accounting firm each year.
Ernst & Young LLP has been our independent registered public accounting firm since fiscal year 2021. After consideration of a number of factors, including the firm’s performance and an assessment of the firm’s qualifications and resources, the Audit and Finance Committee has selected Ernst & Young LLP as our independent registered public accounting firm to serve a one-year term beginning on the date of the Annual Meeting.
A representative of Ernst & Young LLP is expected to attend the Annual Meeting to respond to appropriate questions and, if he or she desires, make a statement.
As a matter of good corporate governance, the Audit and Finance Committee has determined to submit its selection of the independent registered public accounting firm to our shareholders for ratification. In the event that the selection of Ernst & Young LLP is not ratified, the Audit and Finance Committee will review its future selection of an independent registered public accounting firm. Even if the selection is ratified, the Audit and Finance Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
The ratification of the Audit and Finance Committee’s selection of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast by holders entitled to vote thereon.
The Board of Directors recommends a vote FOR ratification of the Audit and Finance Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm.
By Order of the Board of Directors

Roger W. Byrd
General Counsel, Secretary and Senior Vice President
April 5, 2023
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Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

1. Election of Directors:

Nominee	For	Against	Abstain
01 - James V. Continenza	☐	☐	☐
02 - B. Thomas Golisano	☐	☐	☐
03 - Philippe D. Katz	☐	☐	☐
04 - Kathleen B. Lynch	☐	☐	☐
05 - Jason New	☐	☐	☐
06 - Darren L. Richman	☐	☐	☐
07 - Michael E. Sileck, Jr.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

03RCCC

Eastman Kodak Company 2023 Annual Meeting of Shareholders

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - Eastman Kodak Company

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy hereby appoint(s) James V. Continenza and Roger W. Byrd, or either of them, each with full power of substitution, as proxies, to vote all stock in Eastman Kodak Company that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2023 Annual Meeting of Shareholders and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this Proxy, and the proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

This Proxy will be voted as directed. If no direction to the contrary is indicated, it will be voted as follows:

C Non-Voting Items

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